[EXECUTION COPY]





                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT



                           Dated as of April 30, 1997


                                      among


                         THE GENLYTE GROUP INCORPORATED

                                       and

                             THE BANKS NAMED HEREIN

                                       and

                              THE BANK OF NEW YORK
                                       and
                      SUN TRUST BANK, ATLANTA, AS CO-AGENTS

                                       AND

                            BANK OF AMERICA ILLINOIS,

                     as a Bank and Letter of Credit Issuer,



             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,

                                    As Agent

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SECTION

                                TABLE OF CONTENTS
                                                                         PAGE
1.  COMMITMENT
         A.  Amount.......................................................  1
         B.  Reborrowings.................................................  2
         C.  Banks' Obligations Several and Not Joint.....................  2
         D.  Reduction or Termination of Commitments......................  2

2.  TERMS OF CREDIT
         A.  The Notes....................................................  4
         B.  Interest Rate................................................  4
         C.  Prepayment...................................................  8
         D.  Fees ........................................................  8
         E.  Letters of Credit............................................ 10
                  1.  Requests............................................ 10
                  2.  Other Banks' Participation.......................... 11
                  3.  Disbursements....................................... 11
                  4.  Reimbursement....................................... 11
                  5.  Deemed Disbursements................................ 12
                  6.  Nature of Reimbursement Obligations................. 12
         F.  Pro Rata Treatment........................................... 13
         G.  Reserve Requirements; Change in Circumstances................ 14
         H.  Change in Legality........................................... 16
         I.  Reimbursement of Banks....................................... 16
         J.  Indemnity.................................................... 17
         K.  Payments..................................................... 17
         L.  Use of Proceeds.............................................. 17
         M.  Taxes........................................................ 18
         N.  Security..................................................... 18

3.  REPRESENTATIONS AND WARRANTIES
         A.  Organization and Good Standing............................... 19
         B.  Corporate Authority.......................................... 19
         C.  Binding Agreement............................................ 19
         D.  No Conflicting Agreements.................................... 19
         E.  Litigation................................................... 19
         F.  Tax Returns and Payments..................................... 20
         G.  Financial Statements......................................... 20
         H.  Compliance with Government Regulations....................... 20
         I.  Employee Benefit Plans....................................... 21
         J.  Ownership of Property; Liens................................. 21

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SECTION                                                                  PAGE

4.  CONDITIONS PRECEDENT
         A.  Effectiveness................................................ 22
                  1.  Execution in Counterparts........................... 22
                  2.  Resolutions, etc.................................... 22
                  3.  Compliance Certificate.............................. 22
                  4.  Opinions of Counsel................................. 23
                  5.  Confirmation........................................ 23
                  6.  Security Agreement.................................. 23
                  7.  Payment of Fees..................................... 24
                  8.  Payment under Existing Credit Agreement............. 24
         B.  All Credit Extensions........................................ 24
                  1.  Notice.............................................. 24
                  2.  Compliance Certificate.............................. 24
         C.  Legal Matters Satisfactory to Counsel........................ 24

5.  AFFIRMATIVE COVENANTS
         A.  Payment of Principal and Interest on the Notes,
                Letter of Credit Outstandings and Fees Hereunder.......... 25
         B.  Maintenance of Office........................................ 25
         C.  Books and Accounts........................................... 25
         D.  Financial Statements......................................... 25
         E.  Taxes........................................................ 26
         F.  Insurance.................................................... 27
         G.  Corporate Existence.......................................... 27
         H.  Notice of Default............................................ 27
         I.  Notice of Material Adverse Change............................ 27
         J.  ERISA Reports................................................ 27
         K.  Regulation U................................................. 28
         L.  Future Subsidiaries.......................................... 28

6.  NEGATIVE COVENANTS
         A.  Borrowings................................................... 29
         B.  Mortgages, etc............................................... 31
         C.  Consolidation, Merger or Sale of Assets...................... 33
         D.  Loans, Advances and Contingent Liabilities................... 33
         E.  Investments.................................................. 34
         F.  Payments on Stock; Restricted Investment..................... 36
         G.  Sale and Leaseback........................................... 37
         H.  Obligations as Lessee........................................ 37
         I.  Negative Pledges, Restrictive Agreements, etc................ 37
         J.  Financial Covenants.......................................... 38

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SECTION                                                                  PAGE

7.  EVENTS OF DEFAULT
         A.  Nature of Events............................................. 39
                  1.  Default in Payment of Obligations................... 39
                  2.  Incorrect Representation............................ 39
                  3.  Default Under Certain Covenants..................... 39
                  4.  Default Under Other Provisions...................... 39
                  5.  Cross Default....................................... 39
                  6.  Bankruptcy, etc..................................... 40
                  7.  Unpaid Judgment..................................... 40
                  8.  Material Reportable Events.......................... 40
                  9.  Control of the Borrower............................. 41
                  10.  Impairment of Security, etc........................ 41
         B.  Banks' Rights of Set-off..................................... 41

8.  THE AGENT AND COLLATERAL AGENT
         A.  Authorization by Banks....................................... 43
         B.  Duties of Agent and Collateral Agent......................... 43
         C.  Limitation of Liability...................................... 44
         D.  Expenses..................................................... 45
         E.  Resignation of Agent......................................... 45
         F.  Acceptance of Appointment.................................... 45
         G.  Co-Agents.................................................... 46

9.  DEFINITIONS

10.  AMENDMENTS AND WAIVERS

11.  MISCELLANEOUS
         A.  Costs and Expenses........................................... 61
         B.  Indemnity.................................................... 61
         C.  Notices...................................................... 62
         D.  Survival of Representations and Warranties................... 62
         E.  Construction................................................. 62
         F.  Jurisdiction................................................. 62
         G.  Headings..................................................... 63
         H.  Successors and Assigns....................................... 63
         I.  Counterparts................................................. 63
         J.  Waiver of Jury Trial......................................... 63
         K.  Cross-References............................................. 64

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                                    EXHIBITS

Exhibit A-2                List of Banks
Exhibit B                  Form of Note
Exhibit C                  Form of Leverage Ratio Certificate
Exhibit D                  Form of Compliance Certificate
Exhibit E                  Form of Subordination Provisions
Exhibit F                  Addresses of the Agent and the Banks

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


         SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 30, 1997 among THE GENLYTE GROUP INCORPORATED, a Delaware corporation (the "BORROWER"), each of the banks named in EXHIBIT A-2 (individually, a "BANK" and collectively, the "BANKS"), BANK OF AMERICA ILLINOIS (formerly known as "CONTINENTAL BANK, N.A."), as a Bank and as Issuer (the "ISSUER"), THE BANK OF NEW YORK and SUN TRUST BANK, ATLANTA (collectively, the "CO-AGENTS") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent for the Banks (the "AGENT") (this "AGREEMENT").

                                R E C I T A L S:

         WHEREAS, the Borrower, the Existing Banks and Bank of America Illinois entered into an Amended and Restated Credit Agreement dated November 15, 1995 (the "EXISTING CREDIT AGREEMENT"); and

         WHEREAS, the Borrower, the Banks, the Issuer and the Agent desire to amend and restate the provisions of the Existing Credit Agreement as herein provided for the purposes of (i) modifying certain provisions; and (ii) releasing certain Existing Banks party to the Existing Credit Agreement;

         NOW THEREFORE, in consideration of the agreements herein contained, the parties hereby agree that , as of the Effective Date, the Existing Credit

                                             1.  COMMITMENT.

                  a.       AMOUNT. Subject to the terms and conditions hereof,

                  i. each Bank agrees to make Loans (individually a "LOAN" and collectively the "LOANS") to the Borrower, at any time and from time to time on or after the date hereof and prior to the Final Maturity Date or until such earlier time as such Bank's Commitment set forth on EXHIBIT A-2, as such Commitment may be permanently reduced or terminated pursuant to SUBPARAGRAPH 1(d) hereof, shall have terminated in accordance with the terms hereof, PROVIDED that at no time shall the aggregate outstanding principal amount of any Bank's Loans, together with an amount equal to such Bank's Percentage multiplied by the then

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                           aggregate amount of Letter of Credit Outstandings,
                           exceed the Commitment of such Bank; and

                  ii. the Issuer agrees to issue, for the account of the Borrower and in Stated Amounts requested by the Borrower, one or more Letters of Credit, at any time and from time to time on or after the date hereof and prior to the Final Maturity Date or such earlier time as the Commitment shall have been permanently reduced to zero or terminated; PROVIDED that at no time shall the aggregate amount of Letter of Credit Outstandings exceed $25,000,000.


                  b. REBORROWINGS. Subject to the terms and conditions hereof, the Borrower may borrow, prepay, repay and reborrow Loans from each Bank at any time and from time to time on or after the date hereof and prior to the Final Maturity Date, PROVIDED that the aggregate outstanding principal amount of such Bank's Loans, together with an amount equal to such Bank's Percentage multiplied by the then aggregate amount of Letter of Credit Outstandings, does not exceed the amount of such Bank's Commitment, and PROVIDED, FURTHER, that any such prepayment or repayment shall be pro-rata among all the Banks.

                  c.       BANKS' OBLIGATIONS SEVERAL AND NOT JOINT.

                  i. The respective obligations of the Banks hereunder are several and not joint. The failure of any Bank to make any Credit Extension hereunder shall not relieve any other Bank from its obligation to make a Credit Extension hereunder and no Bank shall be obligated to make up the amount of any Credit Extension that a Bank has failed to make available hereunder.

                  ii. Promptly on the date specified in the notice of a Loan required under SUBDIVISION 4(b)(1), each Bank shall make available to the Agent Federal or other immediately available funds in the amount of such Bank's Loan.

                  d.       REDUCTION OR TERMINATION OF COMMITMENTS.

                  i.       The Borrower may at any time permanently reduce in
                           part in the aggregate principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof, or terminate in whole the Commitment of each Bank (on a pro-rata basis) and the Borrower's obligation to pay a commitment fee in respect thereof upon three (3) Business Days' prior written notice of such reduction or termination to the Agent, without penalty, PROVIDED that (a) on or before the effective date of any such partial reduction, the portion of the outstanding principal amount of the Loans of each Bank which, together with an amount equal to such Bank's Percentage multiplied by the then aggregate amount of Letter of Credit Outstandings, exceeds the Commitment of such Bank, as so reduced, shall be paid as a mandatory prepayment and (b) on or before the effective date of any such termination in whole, the entire outstanding principal amount of the Loans of each Bank shall be paid as a mandatory prepayment and all the Letters of Credit shall have been terminated in full or the Borrower shall have paid or cash collateralized in full the related Reimbursement Obligations.

                  Voluntary partial reductions of the Commitment, made pursuant to this SUBDIVISION 1(d)(1), shall be credited to the mandatory quarterly reductions required pursuant to SUBDIVISION 1(d)(2) below, in the order of the next occurring quarterly reductions.

                  ii. Subject to any credits for any voluntary partial reductions of the Commitment set forth in SUBDIVISION 1(d)(1) above, the aggregate Commitment of all the Banks shall, automatically and without any further action or notice to any Person, be reduced by $2,500,000 on March 31, 1998, June 30, 1998,
                           September 30, 1998 and December 31, 1998.

                  iii. The aggregate Commitment of all the Banks shall be reduced by the amount of any prepayment resulting from a Sale and Leaseback permitted in SUBPARAGRAPH 6(g). Mandatory Commitment reductions required by SUBDIVISIONS 1(d)(2) and (3) shall be subject to the prepayment provisions set forth in SUBDIVISION 1(d)(1) above except that the principal amount limitations for reductions in Commitments set forth in 1(d)(1) above shall not apply.

                  iv. Notwithstanding SUBPARAGRAPH 1(b) and SUBDIVISION 1(d)(1), in the event that any Bank shall give any notification to the Borrower pursuant to SUBDIVISION 2(g)(5), the Borrower shall have the right to terminate immediately the unused portion of the Commitment of such Bank by giving notice of such termination to such Bank and to the Agent, in which event such Bank shall have no further Commitment under this Agreement except in the amount of Loans made by such Bank at the time outstanding and its Percentage of the then outstanding amount of Letter of Credit Outstandings, and when all such Loans made by such Bank have been paid or prepaid and all Letters of Credit in which it has purchased a participation have been terminated in full or the Borrower has paid or cash collateralized in full the related Reimbursement Obligations, such Bank shall have no further Commitment under this Agreement. In the event that the Borrower terminates the Commitment of any Bank pursuant to the provisions of this SUBDIVISION (d)(4), the respective Commitments of the other Banks shall be unaffected in any manner whatsoever, PROVIDED that each remaining Bank's Percentage shall, automatically and without any further action, be adjusted accordingly.

                                             2.    TERMS OF CREDIT.

                  a.       THE NOTES.

                  (1) The obligation of the Borrower to repay the Loans shall be evidenced by Notes of the Borrower, payable to the order of each Bank, in substantially the form of EXHIBIT B, with blanks appropriately filled, signed and dated their date of issuance. The Loans and Notes shall be payable on the Final Maturity Date. The Loans made to the Borrower by any Bank and all payments and prepayments on account of the principal of such Loans shall be recorded and endorsed by such Bank on the Schedule of Loans and Payments of Principal on the reverse side of the Note issued to it, which recordation and endorsement shall be PRIMA FACIE evidence of Loans by and payment to such Bank; PROVIDED that the failure of such Bank to set forth such principal payments, prepayments and other information on such Schedule shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Bank in accordance with the terms of such Note. Each Bank agrees to deliver to the Borrower from time to time a true copy of the Note (including such Schedule) issued to such Bank upon the written request of the Borrower.

                  (2) The Notes shall bear interest from the date thereof until maturity or earlier payment by the Borrower pursuant to SUBPARAGRAPHS 1(d) or 2(c) or PARAGRAPH 7, at the rate calculated as set forth in SUBPARAGRAPH 2(b) below, except as otherwise provided in this SUBDIVISION 2(a)(2). Except as otherwise provided in this Agreement, such interest shall be payable on each Interest Payment Date and at the Final Maturity Date on the unpaid principal amount of Notes from time to time outstanding. After the stated maturity or such earlier date on which the principal of any Note may become or may be declared due and payable pursuant to PARAGRAPH 7, such Note shall bear interest (and after the date of any required prepayment pursuant to SUBDIVISION 2(c)(1), the principal amount of such Note required to be prepaid shall bear interest) at the rate per annum of 2% over the Base Rate, payable on each Interest Payment Date or, at the option of the holder thereof, upon demand.

                  b.       INTEREST RATE.

                  i. The Notes shall bear interest at a rate which, at the election of the Borrower, shall be either the Base Rate or the Eurodollar Rate. The Borrower shall elect the applicable rate of interest as follows:

                           (1) Not later than 12:00 noon, New York time, on the Business Day on which Loans at the Base Rate are to be made, the Borrower shall give the Agent telephonic notice specifying the aggregate principal amount of such Loans, and the date such Loans are to be made. At least three (3) Business Days prior to the making of each Loan at the Eurodollar Rate, the Borrower shall give the Agent either (1) written notice, or (2) telephone notice before 12:00 noon, New York time, on the third Business Day prior to the date specified for the making of such Loan, in either case, specifying the aggregate principal amount of such Loan, the date on which such Loan is to be made and the applicable Interest Period, PROVIDED, that any such notice shall be irrevocable when given. The telephonic notices provided for herein shall be confirmed by the Agent to the Borrower in a writing which shall be sent or mailed by the Agent prior to the end of the second Business Day following the Business Day on which such telephonic notice was given. As to any Bank, if the Borrower fails in a timely fashion as set forth above to make such election or to specify the applicable Interest Period, the Base Rate shall apply to such Bank's Loan or applicable portion thereof.

                           (2) The Base Rate or the Eurodollar Rate shall (subject to the provisions of this SUBDIVISION 2(b)(1)(b) and subdivision 2(B)(4) and SUBPARAGRAPH 2(g)) apply to that portion of each Loan specified in the notice. The Borrower may from time to time by notice to the Agent change its election as between the Base Rate and the Eurodollar Rate, including the Interest Period to be applied to any portion of the outstanding amount of any Loan calculated at the Eurodollar Rate, PROVIDED that (i) notice of any such change in election to the Eurodollar Rate or an applicable Interest Period for the Eurodollar Rate shall be irrevocable when given and shall be given telephonically or in writing to the Agent before 12:00 noon, New York time, on the third Business Day prior to the date desired for such change, and shall become effective on the date (which shall be at least two (2) Business Days subsequent to the date of such notice) specified therein; (ii) any election to change from the Eurodollar Rate to the Base Rate, or to change the applicable Interest Period, with respect to the next applicable Interest Period, shall not become effective prior to the end of the then current applicable Interest Period; (iii) at any given time, the maximum number of Loans at the Eurodollar Rate made by any Bank shall not exceed ten; and (iv) the minimum aggregate principal amount of Loans at the Eurodollar Rate made by all Banks for any one Interest Period shall be not less than $5,000,000. The telephonic notices provided for herein shall be confirmed by the Agent to the Borrower in writing which shall be sent or mailed to the Borrower prior to the end of the second Business Day following the Business Day on which such telephonic notice was given. As to any Bank, if the Borrower fails in a timely fashion as set forth above to make such election or to specify the applicable Interest Period, the Base Rate shall apply to such Bank's Loan or applicable portion thereof.

                  ii. With respect to the Base Rate, interest shall be computed on the actual number of days elapsed over a year comprised of 365/366 days. Each change in the interest rate as a consequence of a change in the Base Rate shall take effect as of the opening of business on the date announced for the effectiveness of such change. Interest at the Eurodollar Rate shall be computed on the basis of the actual number of days elapsed over a year comprised of 360 days. The Eurodollar Rate shall be determined by the Agent which determination shall be conclusive absent manifest error.

                  iii. Notwithstanding anything herein or in the Notes to the contrary, if the Agent in its sole discretion determines that on any date on which a Eurodollar Rate is to be determined for the next Interest Period elected by the Borrower, U.S. dollar deposits are not generally available in the London interbank market for such Interest Period in the amount of the Loan or portion thereof for which the Eurodollar Rate has been elected to be outstanding during such Interest Period, or that reasonable means do not exist for ascertaining the Eurodollar Rate, the Agent shall promptly so notify the Borrower, and (unless the Borrower elects a different Interest Period pursuant to SUBDIVISION 2(b)(1)) the Base Rate shall automatically be applicable to such Loan or portion thereof. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each election for the Eurodollar Rate shall be deemed to be an election for the Base Rate. Each determination by the Agent hereunder shall be conclusive absent manifest error.

                  iv. For purposes of this Agreement, the Applicable Margin shall be in effect as set forth below:

                           (1) for the period commencing on the Effective Date and ending on the day immediately preceding the next to occur Adjustment Date:

                                       APPLICABLE MARGIN

                           Base Rate                          0%
                           Eurodollar Rate                    0.450%

                           (2) from and after the period specified in SUBDIVISION 2(b)(4)(a), for each three-month period commencing on an Adjustment Date and ending on the day immediately preceding the next succeeding Adjustment Date, the rate per annum for the relevant type of Loan set forth below opposite the Consolidated Leverage Ratio determined as at the end of the last fiscal quarter ended prior to the first day of such period:

                                                APPLICABLE MARGIN

                                        EURODOLLAR RATE       BASE RATE
Consolidated Leverage Ratio
is less than or equal to
 .30 to 1.0 ("LEVEL I")                      0.350%                0%

Consolidated Leverage Ratio
is less than or equal to
 .40 to 1.0 but greater than
 .30 to 1.0 ("LEVEL II")                     0.450%                0%

Consolidated Leverage Ratio
is less than or equal to
 .45 to 1.0 but greater than
 .40 to 1.0 ("LEVEL III")                    0.625%                0%

Consolidated Leverage Ratio
is less than or equal to
 .50 to 1.0 but greater than
 .45 to 1.0 ("LEVEL IV")                     0.750%            0%

Consolidated Leverage Ratio
is less than or equal to
 .55 to 1.0 but greater than
 .50 to 1.0 ("LEVEL V")                      0.875%            0%

Consolidated Leverage Ratio
is greater than .55 to 1.0
("LEVEL VI"                                 1.250%          0.375%

                           (3) If by any Adjustment Date, the Borrower has failed to deliver a Leverage Ratio Certificate as at the end of the fiscal quarter ended immediately prior to such Adjustment Date interest for the next succeeding three-month period shall be computed as if the Consolidated Leverage Ratio were at Level VI.

                           (4) For any period for which the Applicable Margin is calculated based on a Leverage Ratio Certificate which has been prepared using unaudited fiscal year-end financial statements of the Borrower, Borrower shall submit a revised Leverage Ratio Certificate, as soon as available, prepared using the audited financial statements for such period. In the event the Applicable Margin changes as a result of the revised Leverage Ratio Certificate, an adjustment shall be made at the next Interest Payment Date, which shall be either (i) a credit in the amount of interest which has been overpaid or (ii) payment of additional interest in the amount of any deficiency, such credit or deficiency to be determined by the Agent.

                  c.       PREPAYMENT.

                  i. Upon termination or permanent reduction of the Commitment, the Borrower shall make mandatory prepayments required by SUBPARAGRAPHS 1(d) or 6(g), together with all accrued but unpaid interest to the date of prepayment on the principal amount of the Loans so prepaid. Subject to SUBPARAGRAPH 2(i), any such prepayment shall be without premium or penalty.

                  ii. The Borrower shall have the right, at any time or from time to time, to prepay the outstanding principal amounts of the Notes in whole or in part, in the aggregate principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof, upon not less than three (3) Business Days' written or telecopier notice to the Agent, PROVIDED that to the extent that the Borrower has elected to use the Eurodollar Rate for any Loan, a prepayment may be made only on the last day of the Interest Period applicable thereto. At the time of each such payment the Borrower shall pay all accrued but unpaid interest to the date of prepayment on the principal amount so prepaid. Subject to SUBPARAGRAPH 2(i), any such prepayment shall be without premium or penalty.

                  d.       FEES.

                  i. The Borrower shall pay all fees, required to be paid, in the amounts and at the times set forth in (i) with respect to the Agent, BAI and BancAmerica Securities, the Fee Letter and, (ii) with respect to each Bank in accordance with the Memorandum.

                  ii. The Borrower shall pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of the Commitment, being the amount by which the Commitment of the Banks exceeds the sum of
                           (x) the aggregate principal amount of all outstanding Loans and (y) the aggregate amount of all Letter of Credit Outstandings. Such fee shall be computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter, assuming a year comprised of 360 days, as calculated by the Agent, equal to (A) for the period from the Effective Date and ending on the day immediately preceding the next to occur Adjustment Date, 0.15% per annum and (B) from and after the period specified in SUBDIVISION 2(b)(4)(a), for each three-month period commencing on an Adjustment Date and ending on the day immediately preceding the next succeeding Adjustment Date, the rate per annum set forth below opposite the relevant level of Consolidated Leverage Ratio determined as at the end of the last fiscal quarter ended prior to the first day of such period:

                           CONSOLIDATED LEVERAGE RATIO

                           Level I          0.125%
                           Level II         0.15%
                           Level III        0.20%
                           Level IV         0.25%
                           Level V          0.30%
                           Level VI         0.375%;

         PROVIDED, HOWEVER, that if by any Adjustment Date the Borrower has failed to deliver a Leverage Ratio Certificate at the end of the fiscal quarter ended immediately prior to such Adjustment Date, the commitment fee for the next succeeding three-month period beginning on such Adjustment Date and ending on the next succeeding Adjustment Date shall be computed at the Level VI rate.

                  iii. The Borrower shall pay to the Agent for the account of each Bank a letter of credit fee with respect to the Letters of Credit computed on the average daily maximum amount available to be drawn of outstanding Letters of Credit, on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter. The rate applicable to the Letter of Credit fee shall be equal to (i) for the period from the Effective Date and ending on the day immediately preceding the next to occur Adjustment Date, with respect to each standby Letter of Credit 0.35% per annum and with respect to each documentary Letter of Credit 0.15% per annum and from and after the period specified in SUBDIVISION 2(b)(4)(a), for each three-month period commencing on an Adjustment Date and ending on the day immediately preceding the next succeeding Adjustment Date, the rate per annum set forth below opposite the relevant level of Consolidated Leverage Ratio determined as at the end of the last fiscal quarter ended prior to the first day of such period:

                                     CONSOLIDATED LEVERAGE RATIO

                            Standby                               Documentary
                      Letters of Credit                       Letters of Credit
                      -----------------                       -----------------

Level I                      0.250%                                   .125%
Level II                     0.350%                                   .15%

                            Standby                               Documentary
                      Letters of Credit                       Letters of Credit
                      -----------------                       -----------------

Level III                    0.525%                                   .20%
Level IV                     0.650%                                   .25%
Level V                      0.775%                                   .30%
Level VI                     1.150%                                   .375%;

PROVIDED, HOWEVER, that if by any Adjustment Date the Borrower has failed to deliver a Leverage Ratio Certificate at the end of the fiscal quarter ended immediately prior to such Adjustment Date, the letter of credit fee for the next succeeding three-month period beginning on such Adjustment Date and ending on the next succeeding Adjustment Date shall be computed at the Level VI rate for each standby Letter of Credit and documentary Letter of Credit. Such letter of credit fee shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which each Letter of Credit is outstanding, commencing on the first such quarterly date to occur after the Effective Date, through the Stated Expiry Date, with the final payment to be made on the Stated Expiry Date.

                  iv. The Borrower shall pay to the Issuer a letter of credit fronting fee for each standby Letter of Credit issued by the Issuer equal to 1/10% of the face amount of such Letter of Credit. Such Letter of Credit fronting fee shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter.

                  v. The Borrower shall pay to the Issuer from time to time on demand the normal issuance, presentment, amendment and other processing fees, and other standard costs and charges, of the Issuer relating to each Letter of Credit as from time to time in effect.

                  e.       LETTERS OF CREDIT.

                               i.        REQUESTS. By delivering to the Agent
                                         a written notice on or before 11:00
                                         a.m., New York time, on a Business Day
                                         on or prior to the Final Maturity Date,
                                         specifying the Stated Amount of the
                                         Letter of Credit, the date on which
                                         such Letter of Credit is to be issued,
                                         the name and address of the
                                         beneficiary, the obligation such Letter
                                         of Credit supports and the Stated
                                         Expiry Date of such Letter of Credit,
                                         the Borrower may, from time to time,
                                         irrevocably request, on not less than
                                         three (3) nor more than ten (10)
                                         Business Days' notice, in the
                                         case of an initial issuance of a Letter
                                         of Credit, and not less than ten (10)
                                         days' prior notice, in the case of a
                                         request for the extension of the Stated
                                         Expiry Date of a Letter of Credit, that
                                         the Issuer issue, or extend the Stated
                                         Expiry Date of, as the case may be, an
                                         irrevocable letter of credit in such
                                         form as may be requested by the
                                         Borrower and approved by the Issuer,
                                         solely for the purposes described in
                                         SUBPARAGRAPH 2(l); PROVIDED, HOWEVER,
                                         that with respect to any request to
                                         extend the Stated Expiry Date of any
                                         outstanding Letter of Credit the
                                         Borrower may make such request on any
                                         Business Day on or prior to the Final
                                         Maturity Date on the terms set forth in
                                         this sentence. Upon receipt of such
                                         written notice, the Agent shall
                                         promptly notify the Issuer and each
                                         Bank thereof. Each Letter of Credit
                                         shall by its terms be stated to expire
                                         on its Stated Expiry Date.

         The Issuer will issue such Letter of Credit and make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder.

                                    ii.  OTHER BANKS' PARTICIPATION.
                                         Automatically, and without further
                                         action, upon the issuance of each
                                         Letter of Credit, each Bank (other than
                                         the Issuer) shall be deemed to have
                                         irrevocably purchased from the Issuer,
                                         to the extent of such Bank's
                                         Percentage, a participation interest in
                                         such Letter of Credit (including any
                                         Reimbursement Obligation and any other
                                         contingent liability with respect
                                         thereto), and such Bank shall, to the
                                         extent of its Percentage, be
                                         responsible for reimbursing promptly
                                         (and in any event within one (1)
                                         Business Day after receipt of demand
                                         for payment from the Issuer, together
                                         with accrued interest from the day
                                         following such demand at the Federal
                                         Funds Rate) the Issuer for any
                                         Reimbursement Obligation which has not
                                         been reimbursed by the Borrower in
                                         accordance with SUBDIVISION 2(e)(3). In
                                         addition, such Bank shall, to the
                                         extent of its Percentage, be entitled
                                         to receive a ratable portion of the
                                         Letter of Credit participation fee
                                         payable pursuant to SUBPARAGRAPH 2(d)
                                         with respect to each Letter of

                                         Credit and a ratable portion of the
                                         interest payable pursuant to
                                         subparagraph 2(a).

                                    iii. DISBURSEMENTS. Subject to the terms and
                                         provisions of such Letter of Credit and
                                         this Agreement, upon presentment of any
                                         Letter of Credit to the Issuer for
                                         payment, such Issuer shall make such
                                         payment to the beneficiary (or its
                                         designee) of such Letter of Credit on
                                         the Disbursement Date. The Issuer of a
                                         Letter of Credit will notify the
                                         Borrower and each of the Banks promptly
                                         of the presentment for payment of any
                                         such Letter of Credit, together with
                                         notice of the Disbursement Date
                                         therefor. Prior to 11:00 a.m., New York
                                         time, on the next Business Day
                                         following the Disbursement Date, the
                                         Borrower shall reimburse the Agent, for
                                         the account of the Issuer, for all
                                         amounts disbursed under such Letter of
                                         Credit, together with all interest
                                         accrued thereon since the Disbursement
                                         Date, at the then applicable rate of
                                         interest for Base Rate Loans.

                                    iv.  REIMBURSEMENT. The Reimbursement
                                         Obligation and, upon the failure of the
                                         Borrower to reimburse the Issuer, each
                                         Bank's obligation under SUBDIVISION
                                         2(e)(2) to reimburse the Issuer, shall
                                         each be absolute and unconditional
                                         under any and all circumstances and
                                         irrespective of any setoff,
                                         counterclaim or defense to payment
                                         which the Borrower or such Bank, as the
                                         case may be, may have or have had,
                                         including any defense based upon the
                                         failure of any Disbursement to conform
                                         to the terms of the applicable Letter
                                         of Credit (if, in the Issuer's good
                                         faith opinion, such Disbursement is
                                         determined to be appropriate) or any
                                         non- application or misapplication by
                                         the beneficiary of the proceeds of such
                                         Letter of Credit; PROVIDED, HOWEVER,
                                         that after paying in full its
                                         Reimbursement Obligation hereunder,
                                         nothing herein shall adversely affect
                                         the right of the Borrower or such Bank,
                                         as the case may be, to commence any
                                         proceeding against the Issuer for any
                                         wrongful Disbursement made by the
                                         Issuer under a Letter of Credit as a
                                         result of acts or
                                         omissions constituting gross negligence
                                         or willful misconduct on the part of
                                         such Issuer.

                                    v.   DEEMED DISBURSEMENTS. Upon the
                                         occurrence and during the continuation
                                         of any event which, after the giving of
                                         notice or lapse of time or both, would
                                         constitute an event of default under
                                         SUBDIVISION 7(a)(6) or, with notice
                                         from the Agent, upon the occurrence and
                                         during the continuation of any event of
                                         default

                           (1) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit shall, without demand upon or notice to the Borrower, be deemed to have been paid out or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid out or disbursed); and

                           (2) the Borrower shall be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by such Issuer. Any amounts so payable by the Borrower pursuant to this SUBDIVISION 2(e)(5) shall be deposited in cash in an account designated by the Agent and held as collateral for application to the payment of any Obligations. At such time when such event or such event of default shall have been cured or waived (and provided no other default has occurred and is continuing and the Loans have not been accelerated pursuant to PARAGRAPH 7), the Agent shall return to the Borrower all amounts then on deposit with the Agent pursuant to this SUBDIVISION 2(e)(5), net of any amounts applied to the payment of any Obligations.

                                    vi.  NATURE OF REIMBURSEMENT OBLIGATIONS.
                                         The Borrower shall assume all risks of
                                         the acts, omissions or misuse of any
                                         Letter of Credit by the beneficiary
                                         thereof. The Issuer (except to the
                                         extent of its own gross negligence or
                                         willful misconduct) shall not be
                                         responsible for:

                           (1) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                           (2) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                           (3) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

                           (4) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier, telex or otherwise; or

                           (5) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Bank hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by an Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon the Borrower and each such Bank, and shall not put such Issuer under any resulting liability to the Borrower or any such Bank, as the case may be.

                  f. PRO RATA TREATMENT. Each Credit Extension hereunder, each reduction of the Commitment (except as provided in SUBDIVISION 1(d)(3)), each election of the Base Rate or the Eurodollar Rate (except as otherwise provided in SUBPARAGRAPH 2(h)), each payment or prepayment of principal or interest (except as provided in SUBPARAGRAPH 2(g) below) on the Notes, each payment obligation with respect to the Letter of Credit Outstandings and each payment of the fees set forth in SUBPARAGRAPH 2(d) shall be made or applied among the Banks PRO RATA in accordance with their respective Percentage,

                           PROVIDED that, if the proportion of the aggregate principal amount of the outstanding Notes held by the Banks shall vary from such original or revised Percentages, then each payment or prepayment of principal or interest on the Notes and payments on the Letters of Credit shall be made or applied among the Banks PRO RATA in accordance with the outstanding principal amount of the Notes.

                  G.       RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.

                  i. It is understood that the cost to the Banks of making or maintaining Eurodollar Loans may fluctuate as a result of the applicability of, or changes in, reserve requirements imposed by the Board of Governors of the Federal Reserve System of the United States, including, but not limited to, reserve requirements under Regulation D of such Board of Governors ("REGULATION D") at the ratios provided for in Regulation D from time to time. The Borrower agrees to pay to each Bank from time to time, as provided in SUBDIVISION (g)(3) below, such amounts as shall be necessary to compensate such Bank for the portion of the cost of making or maintaining any Eurodollar Loans made by it resulting from any such reserve requirements, it being understood that the rates of interest applicable to Eurodollar Loans hereunder have been determined on the hypothetical assumption that no such reserve requirements exist or will exist and that such rates do not reflect costs imposed on the Banks in connection with such reserve requirements. It is agreed that for purposes of this SUBDIVISION (g)(1) the Eurodollar Loans made hereunder shall be deemed to constitute Eurocurrency liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D without benefit or credit of proration, exemptions or offsets which might otherwise be available to any Bank from time to time under Regulation D.

                  ii. In the event that after the date hereof any change in conditions or in applicable law or regulations or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any authority charged with the administration or interpretation thereof shall occur which shall:

                           (1) subject any Bank to any tax with respect to any Loan at the Eurodollar Rate (other than any tax on the overall net income of such Bank imposed by the United States of America or by the jurisdiction in which such Bank has its principal office or any political subdivision or taxing authority therein); or

                           (2) change the basis of taxation of any payment to any Bank of principal of or interest on or other fees and amounts payable on any Loan at the Eurodollar Rate; or

                           (3) impose, modify or deem applicable any reserve, deposit or similar requirement against any assets held by, deposits with or for the account of or loans or commitments by an office of any Bank; or

                           (4) impose upon any Bank or the interbank eurodollar market any other condition with respect to Loans at the Eurodollar Rate or this Agreement; and the result of any of the foregoing shall be to increase the actual cost to such Bank of making or maintaining any Loan at the Eurodollar Rate or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by such Bank, or to require such Bank to make any payment in connection with any Loan at the Eurodollar Rate, in each case by or in an amount which such Bank in its sole judgment shall deem material, then and in each such case the Borrower shall pay to such Bank, as provided in SUBDIVISION (g)(3) below, such amounts as shall be necessary to compensate such Bank for such cost, reduction or payment.

                  iii. Each Bank shall deliver to the Borrower from time to time one or more certificates setting forth the amounts due to such Bank under SUBDIVISIONS 2 (g)(1) and 2(g)(2) and the changes as a result of which such amounts are due. Each such certificate shall be conclusive in the absence of manifest error. The Borrower shall pay to each Bank the amounts shown as due on any such certificate within ten days after its receipt of the same. No failure on the part of any Bank to demand compensation under SUBDIVISION 2(g)(1) on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion; provided that any demand for compensation pursuant to this SUBPARAGRAPH 2(g) relating to any Interest Period for a Loan at the Eurodollar Rate shall be made not later than the expiration of one year after the last day of such Interest Period. The protection of this SUBPARAGRAPH 2(g) shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Bank for compensation hereunder.

                  iv. Notwithstanding any other provision of this Agreement, the Borrower shall not have any liability under this SUBPARAGRAPH 2(g) as a result of any change in a Bank's lending office, or an assignment or participation of a Bank's rights or obligations under this Agreement if such change, assignment or participation would, but for the application of this sentence, impose any liability on the Borrower under this SUBPARAGRAPH 2(g) by reason of legal, regulatory or other requirements in effect or pending at the time of such change, assignment or participation.

                  v. In the event that any Bank shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, affecting the banking industry generally, or any change therein or in the interpretation or application thereof or compliance by any Bank with any request or directive affecting the banking industry generally regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority, does or shall have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder (including the Commitment of, and Credit Extensions made by, such Bank) to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, after submission by such Bank to the Borrower (with a copy to the Agent) of a written notice of such reduction and as soon as practicable thereafter, supporting documentation with respect thereto, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction, PROVIDED that the Borrower shall not be required to make any such payments with respect to any periods prior to receipt of written notice of such reduction and PROVIDED FURTHER that no such payment shall be due until the Borrower has received supporting documentation with respect thereto which supporting documentation shall be deemed to be conclusive absent manifest error. Notwithstanding the foregoing, to the extent that the adoption of any such industry-wide law, rule, regulation, request or directive regarding capital adequacy is reflected in the rate of interest paid by the Borrower on any Loan, the Borrower shall not be obligated to make any such compensatory payments to the Bank.

                  h. CHANGE IN LEGALITY. Notwithstanding any other provision herein, in the event that any change after the date hereof in applicable law or regulation or the interpretation thereof by any governmental authority charged with the administration or interpretation thereof, shall at any time make it unlawful for any Bank to make or maintain a Loan as to which the Borrower has elected the Eurodollar Rate, then upon the happening of such event, such Bank may, by written notice to the Borrower,

                  i. declare that Loans bearing the Eurodollar Rate shall not thereafter be made by such Bank hereunder, whereupon the Borrower shall be prohibited from requesting the Eurodollar Rate from such Bank hereunder, unless such declaration is subsequently withdrawn, and

                  ii. require that, at the end of the then current Interest Period (or earlier if required by law), the outstanding balance of such Loan be converted to a Loan which shall bear interest at the Base Rate.

                  i. REIMBURSEMENT OF BANKS. The Borrower shall reimburse each Bank on demand for any loss incurred or to be incurred by it in the reemployment of the funds released by any prepayment, acceleration or conversion of any Loan for which the Eurodollar Rate has been elected under any other provision of this Agreement or otherwise if such Loan is prepaid or converted other than on the last day of an Interest Period for such Loan. Such loss shall be the difference as reasonably determined (which determination shall be conclusive and binding on the Borrower absent manifest error) by such Bank between its cost of obtaining the funds for the Loan being prepaid or converted (based upon the Eurodollar Rate applicable thereto) and any lesser amount that would be realized by such Bank in reemploying the funds received in prepayment (or realized from the Loan so converted) during the period from the date of prepayment, acceleration or conversion to the end of the Interest Period of the Loan being prepaid or converted at the Eurodollar Rate that would apply to an Interest Period of such duration. These covenants shall survive the termination of this Agreement and payment of the outstanding Notes.

                  j. INDEMNITY. Without duplication of indemnity payments made pursuant to other provisions of this Agreement, the Borrower will indemnify each Bank against any actual loss or expense which such Bank may sustain or incur as a consequence of any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or the occurrence of any Event of Default, including but not limited to any such loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof. Each Bank shall provide to the Borrower a statement, signed by an officer of such Bank and supported where applicable by documentary evidence, explaining the amount of any such actual loss or expense, which statement shall, in the absence of manifest error, be conclusive with respect to the parties hereto. These covenants shall survive the termination of this Agreement and payment of the outstanding Notes.

                  k. PAYMENTS. All payments by the Borrower hereunder and under the Notes shall be made in U.S. dollars in immediately available funds at the office of the Agent by 12:00 noon, New York time, on the date on which such payment shall be due. Should the principal of, or any installment of the principal of, or interest on, any of the Notes or any commitment fee payable hereunder become due and payable on other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, in the case of principal or installment of principal, interest shall be payable thereon at the rate herein specified during any such extension; PROVIDED that with respect only to any such payment of principal of or interest on any such Note evidencing a Loan for which the Eurodollar Rate has been elected, if such next succeeding Business Day would fall in the next calendar month, the due date of such payment shall be shortened to the next preceding Business Day.

                  l. USE OF PROCEEDS. The Borrower will (1) use the net proceeds of the Loans for working capital and general corporate purposes (excluding any acquisition of an Acquired Company), and (2) use the Letters of Credit for working capital and general corporate purposes (excluding any acquisition of an Acquired Company).

                  m.       TAXES.

                  i. Each Bank shall timely provide the Borrower with all forms, certificates and other documents necessary for the Borrower to conclude that payments relating to the loans and other amounts due hereunder are not subject to, or are subject to a reduced rate of, withholding under Sections 1441 and 1442 of the Code (or under any successors to such sections).

                  ii. In the event the Borrower withholds taxes of any Bank pursuant to Section 1441 or 1442 of the Code (or any successor sections), the Agent shall make payments to such Bank net of such withholding, in accordance with the instructions furnished to the Agent by the Borrower.

                  iii. The Agent shall act as United States withholding agent for all purposes of the Code and the regulations thereunder with respect to all amounts payable under this Agreement.

                  iv. In the event any Bank makes an assignment of its interest in the loans or commitments or changes its lending installation with respect to the loans or commitments, such Bank shall promptly inform the Borrower that such assignment or change has occurred and shall promptly provide the Borrower with such details of the assignment or change as the Borrower may reasonably request in order to comply with its tax reporting requirements, if any.

                  n. SECURITY. All the Obligations, whether now or hereafter existing, are secured by certain assets of the Borrower pursuant to and in accordance with the terms of the Pledge Agreement and the Security Agreement.

                                             3.     REPRESENTATIONS AND
                                                    WARRANTIES.

         The Borrower represents and warrants to the Banks as follows:

                  a. ORGANIZATION AND GOOD STANDING. Each of the Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing, under the laws of the state of its incorporation, and has the corporate power to own its properties and to carry on its business as now being conducted. As of the Effective Date the Borrower has no Subsidiaries other than those identified in Attachment 1 to the Pledge Agreement.

                  b. CORPORATE AUTHORITY. The Borrower has full power and authority to enter into this Agreement and the other Loan Documents, to request the Credit Extensions hereunder, to execute and deliver the Notes and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders is required as a condition to the validity of this Agreement, the Notes or any of the other Loan Documents.

                  c. BINDING AGREEMENT. This Agreement constitutes, and the Notes and each other Loan Document when executed and delivered pursuant hereto for value received will constitute, the valid and legally binding obligations of the Borrower enforceable in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies or the application of equitable principles.

                  d. NO CONFLICTING AGREEMENTS. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents and the making of the Credit Extensions hereunder will not violate, conflict with, constitute a default under, or result in the creation of any lien or security interest on any property or assets of the Borrower or any Restricted Subsidiary pursuant to the provisions of any charter, by-law or preference stock provision of the Borrower or any of its Restricted Subsidiaries or any provision of any existing mortgage, indenture, contract or agreement binding on the Borrower or any of its Restricted Subsidiaries, or affecting their respective properties other than any such mortgage, indenture, contract or other agreement which is not material to the Borrower and any of its Restricted Securities, taken as a whole.

                  e. LITIGATION. There are no suits or administrative or other proceedings or investigations pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or its Restricted Subsidiaries, if any, (1) with respect to this Agreement, the Notes or the other Loan Documents or the transactions contemplated hereby or thereby or
                           (2) which could reasonably be expected to have a material adverse effect on the financial condition of the Borrower and its Restricted Subsidiaries, if any, taken as a whole. Borrower has disclosed the existence of the Keene Corporation Litigation to Agent and the Banks as described in the Opinion of Counsel required under the Existing Credit Agreement.

                  f. TAX RETURNS AND PAYMENTS. All tax returns and reports of the Borrower and its Restricted Subsidiaries, if any, required by law to be filed with the government of the United States and the government of any state or any foreign jurisdiction, or with any taxing authority thereof or therein, in which the Borrower or any of its Restricted Subsidiaries is or is required to be licensed or qualified to do business have been duly filed; and all taxes, assessments, fees and other governmental charges (other than those presently payable without penalty and those currently being contested in good faith and for which a reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made) shown on such returns or levied or imposed upon or in respect of the interests, assets, operations or income of the Borrower or any of its Restricted Subsidiaries have been paid, other than the filing of such tax returns or reports the failure of which to file, and the payment of such taxes, assessments, fees and other governmental charges, the non-payment of which would not, either in any case or in the aggregate, have a material adverse effect on the financial condition of the Borrower and its Restricted Subsidiaries, if any, taken as a whole.

                  g. FINANCIAL STATEMENTS. The Borrower has furnished the Banks with a consolidated balance sheet of the Borrower as of December 31, 1996 and statements of income, cash flow and changes in stockholders' equity for the period then ended, accompanied by the report thereon of the Borrower's independent public accountants. Such financial statements, including the related schedules and notes thereto, if any, have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of the Borrower and the results of its operations as of the dates and for the periods stated therein (subject to year-end footnotes and audit adjustments). Since December 31, 1996, there has been no change in the financial condition or the operations of the Borrower and its Restricted Subsidiaries, if any, other than changes which have not been, either in any case or in the aggregate, materially adverse to the financial condition of the Borrower and its Restricted Subsidiaries taken as a whole. Neither the Borrower nor any of its consolidated subsidiaries had, at the date of the most recent balance sheet referred to above, any material contingent obligation, contingent liabilities or liability for taxes, long-term lease or unusual forward or long-term commitments, which is material to the financial condition of the Borrower and its consolidated subsidiaries taken as a whole and is not reflected in the foregoing statements or in the notes thereto.

                  h. COMPLIANCE WITH GOVERNMENT REGULATIONS. Except for actions taken or filings made as described in Section
                           3.1.5 of the Security Agreement and Section 3.1.2 of the Pledge Agreement, no action of, or filing with, any governmental or public body is required on the part of the Borrower as a condition to the valid execution, delivery or performance of this Agreement, the Notes or the other Loan Documents and the making of the Credit Extensions hereunder. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents do not violate any provision of any Federal, state or municipal law, rule or regulation (including, without limitation, Regulation U or X of the Board of Governors of the Federal Reserve System), or any judgment, order or decree binding on the Borrower.

                  i. EMPLOYEE BENEFIT PLANS. Based upon ERISA and the regulations and published interpretations thereunder, the Borrower and its Subsidiaries, if any, are, to the best of the Borrower's knowledge, in compliance or in the process of complying in all material respects with the applicable provisions of ERISA, subject to the provisions of Section 401(b) of the Internal Revenue Code. No Reportable Event has occurred with respect to any Plan or any Multiemployer Plan.

                  j. OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Restricted Subsidiaries has good record and marketable title in fee simple to or valid leasehold interests in all its real property, and good title to all its other property, in each case to the extent such property is material to the business and financial condition of the Borrower and its subsidiaries taken as a whole, and none of such property is subject to any material Lien, except as permitted in SUBPARAGRAPH 6(b).

                                             4.     CONDITIONS PRECEDENT.

                  a. EFFECTIVENESS. Notwithstanding any other provisions of this Agreement, this Agreement shall not become effective until the date on which each of the following conditions set forth in this SUBPARAGRAPH 4(a) has been satisfied.

                                    i.    EXECUTION IN COUNTERPARTS. The Agent
                                          shall have received counterparts of
                                          this Second Amended and Restated
                                          Credit Agreement duly executed by the
                                          parties thereto.

                                    ii.   RESOLUTIONS, ETC. The Agent shall have
                                          received


                           (1) from the Borrower a certificate, dated the Effective Date, of its Secretary as to:

                                    (a)   resolutions of its Board of Directors,
                                          then in full force and effect,
                                          authorizing the execution, delivery
                                          and performance of this Second Amended
                                          and Restated Credit Agreement and

                                    (b)   the incumbency and signatures of those
                                          of its officers authorized to act with
                                          respect to this Second Amended and
                                          Restated Credit Agreement,

                  upon which certificate the Agent and each Bank may conclusively rely until the Agent shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate; and

                           (2)      such other documents (certified if
                                    requested) as the Agent or the Required
                                    Banks may reasonably request with respect to the transactions contemplated hereby.

                                    iii.  COMPLIANCE CERTIFICATE. The Agent
                                          shall have received for each Bank a
                                          certificate executed by the President,
                                          any Vice President or the Treasurer of
                                          the Borrower, dated the Effective
                                          Date, to the effect that the Borrower
                                          is then in compliance with all the
                                          terms, covenants and conditions of
                                          this Agreement which are binding upon
                                          it; there shall exist no event of
                                          default as designated in PARAGRAPH 7
                                          and no event which, with the giving of
                                          notice or the lapse of time or both,
                                          would
                                          constitute such an event of default;
                                          and the representations and warranties
                                          contained in PARAGRAPH 3 hereof,
                                          Article III of the Security Agreement,
                                          Article III of the Pledge Agreement
                                          and Section 9 of the Letter of Credit
                                          Agreement shall be true with the same
                                          effect as though such representations
                                          and warranties had been made on the
                                          Effective Date.

                                    iv.   OPINIONS OF COUNSEL. The Agent and
                                          each of the Banks shall have received
                                          a favorable written opinion of Richard
                                          Bindelglass, Esq., General Counsel of
                                          the Borrower, dated the Effective Date
                                          and satisfactory in form and substance
                                          to the Agent and its counsel, as to
                                          the matters referred to in (i)
                                          SUBPARAGRAPH 3(d) (to the extent of
                                          his knowledge after due investigation
                                          in the case of mortgages, indentures,
                                          contracts and agreements referred to
                                          therein) and (ii) SUBPARAGRAPH 3(e)
                                          (other than the Keene Corporation
                                          Litigation).

                                    v.    CONFIRMATION. The Agent and the Banks
                                          shall have received a confirmation
                                          from the Borrower that the Notes, the
                                          Letter of Credit Agreement, the
                                          Security Agreement, the Pledge
                                          Agreement and all Interest Rate
                                          Protection Agreements between the
                                          Borrower and any Bank or affiliates of
                                          any Bank are still in full force and
                                          effect.

                                    vi.   SECURITY AGREEMENT. The Agent shall
                                          have received a list from the Borrower
                                          of any additional locations where
                                          collateral is located, dated as of the
                                          Effective Date, together with

                           (1) acknowledgment copies of properly filed Uniform Commercial Code financing statements (Forms UCC-1, 2, or 3 as appropriate), dated a date reasonably near to the Effective Date, or such other evidence of filing as may be acceptable to the Agent, naming the Borrower as the debtor and the Collateral Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect or continue the perfection of the security interest of the Collateral Agent at such locations pursuant to the Security Agreement;

                           (2) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agent, dated a date reasonably near to the Effective Date (or such later date as to which the Agent may otherwise consent in writing), listing all effective financing statements which name the Borrower (under its present name and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to SUBDIVISION (a) above, together with copies of such financing statements (none of which (other than those described in SUBDIVISION (a), if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements described in SUBDIVISION (a))) shall cover any collateral described in the Security Agreement).

                                    vii.    PAYMENT OF FEES. The Borrower shall
                                            have paid, in immediately available
                                            funds, all fees required to be paid
                                            hereunder and under the Fee Letter,
                                            including Attorney's Costs. The
                                            Borrower shall have paid to the
                                            Agent on behalf of each Bank all
                                            fees required to be paid under the
                                            Memorandum.

                                    viii.   PAYMENT UNDER EXISTING CREDIT
                                            AGREEMENT. All obligations due and
                                            payable under the Existing Credit
                                            Agreement shall have been paid in
                                            full.

                  b. ALL CREDIT EXTENSIONS. Notwithstanding any other provisions of this Agreement, the obligation of each Bank and each Issuer to make any Credit Extensions (including the initial Credit Extension in the case of SUBDIVISION (1) below) shall be subject to the following conditions:

                                    i.      NOTICE. The Borrower shall give the
                                            applicable notice described in
                                            SUBDIVISION 2(b)(1)(a) or 2(e)(1)
                                            hereof, as the case may be, to the
                                            Agent and to the Banks as may be
                                            required by said SUBDIVISIONS. With
                                            respect to Loans as to which the
                                            Borrower has elected the Base Rate,
                                            the Agent shall notify each Bank of
                                            the principal amount of its Loan.

                                    ii.     COMPLIANCE CERTIFICATE. At the time
                                            of each Credit Extension (other than
                                            in connection with a change of the
                                            rate of interest of a Loan
                                            (including a change in the
                                            applicable rate of interest as
                                            between the Base Rate and the
                                            Eurodollar Rate) without an increase
                                            in the outstanding principal amount
                                            of the Loans hereunder) the Borrower
                                            shall then be in compliance with all
                                            the terms, covenants and conditions
                                            of this Agreement which are binding
                                            upon it; there shall exist no event
                                            of default as designated in
                                            PARAGRAPH 7 and no event which, with
                                            the giving of notice or the lapse of
                                            time or both, would constitute such
                                            an event of default; the
                                            representations and warranties
                                            contained in PARAGRAPH 3 hereof,
                                            Article III of the Security
                                            Agreement and Article III of the
                                            Pledge Agreement shall be true with
                                            the same effect as though such
                                            representations and warranties had
                                            been made at the time of the making
                                            of such Credit Extension (except for
                                            such changes thereto as are
                                            expressly contemplated by the terms
                                            of the Security Agreement or the
                                            Pledge Agreement); and the Agent
                                            shall have received (except in the
                                            case of the initial Credit
                                            Extension) a certificate
                                            substantially in the form of EXHIBIT
                                            D, dated the date of the making of
                                            such Credit Extension and signed by
                                            the President, a Vice President or
                                            the Treasurer of the Borrower.

                  c. LEGAL MATTERS SATISFACTORY TO COUNSEL. All legal matters incident to each Credit Extension (including the initial Credit Extension) and the issuance of each Note and Letter of Credit shall be satisfactory to counsel for the Agent.

                                             5.  AFFIRMATIVE COVENANTS.

    So long as any Commitment shall remain available hereunder or any monetary Obligations have not been paid in full:

                  a. PAYMENT OF PRINCIPAL AND INTEREST ON THE NOTES, LETTER OF CREDIT OUTSTANDINGS AND FEES HEREUNDER. The Borrower will pay or cause to be paid the principal of and interest on the Notes, Letter of Credit Outstandings and the fees and all other amounts due under this Agreement, in each case as the same becomes due and payable.

                  b. MAINTENANCE OF OFFICE. The Borrower will maintain an office or agency in Union, New Jersey (or such other place in the United States of America as the Borrower may designate in writing to the Agent), where notices, presentations and demands to or upon the Borrower may be given or made.

                  c. BOOKS AND ACCOUNTS. The Borrower will keep, and cause each of its Restricted Subsidiaries to keep, proper books of record and account in which proper entries will be made of transactions in accordance with generally accepted accounting principles; and will provide each Bank with access at reasonable times to such books and accounts and to financial and other information prepared by the Borrower in the ordinary course of its business. In addition, the Borrower will permit each Bank to discuss the financial affairs of the Borrower with the officers and independent public accountants of the Borrower.

                  d. FINANCIAL STATEMENTS. The Borrower will furnish to each of the Banks (1) as soon as available but in no event later than 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, consolidated balance sheets of the Borrower and its Restricted Subsidiaries as of the close of such quarter, consolidated statements of income and a consolidated statement of changes in stockholders' equity of the Borrower and its Restricted Subsidiaries for such quarter (subject to year- end footnotes and adjustments) and a consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries for such quarter, certified by the chief financial officer, or Treasurer of the Borrower and accompanied by a certificate of such officer stating whether any event has occurred which constitutes an event of default as designated in PARAGRAPH 7 or any event has occurred which, with the giving of notice or the lapse of time or both, would constitute such an event of default and, if there has been any such event of default or other event, stating the facts and the action which the Borrower has taken or plans to take with respect thereto, and demonstrating in reasonable detail compliance at the end of such quarter with the restrictions contained in SUBPARAGRAPHS 6(f) and 6(j) and SUBDIVISIONS 6(e)(9) and 6(e)(10); (2) as soon as available but in no event later than 120 days after the close of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of the close of such fiscal year, and consolidated statements of income, cash flow and changes in stockholders' equity of the Borrower and its Restricted Subsidiaries for such fiscal year, audited by Arthur Andersen & Co. (or one of the following five firms of independent public accountants which has offices throughout the United
                           States: Ernst & Young, Coopers & Lybrand, Deloitte & Touche, KPMG Peat Marwick or Price Waterhouse & Co.);
                           (3) as soon as available but in no event later than 120 days after the close of each fiscal year of the Borrower, a report of the accounting firm which audited the financial statements of the Borrower for such fiscal year, stating whether anything in such accounting firm's examination revealed the occurrence of an event (insofar as such event pertains to accounting matters) which constitutes an event of default under PARAGRAPH 7 or of an event which, with the giving of notice or the lapse of time or both, would constitute such an event of default or other event, and, if there has been any such event of default or other event, stating the facts with respect thereto (it being understood that such accounting firm shall not be liable, directly or indirectly, for any failure to obtain knowledge of any such event unless such accounting firm should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards); (4) for purposes of calculating the Leverage Ratio Certificate, as soon as available, but in any event within 45 days after the close of any fiscal year of the Borrower, an unaudited consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of the close of such fiscal year and unaudited consolidated statements of income, for such fiscal year, certified by the chief financial officer, or Treasurer of the Borrower; (5) together with the annual financial statements the Borrower furnishes pursuant to SUBDIVISION 5(d)(2), a certificate containing the information described in SUBDIVISION 5(d)(1) and also demonstrating in reasonable detail compliance at the end of such fiscal year with the restrictions contained in SUBPARAGRAPH

                           6(j); (6) all current, quarterly or annual reports filed by the Borrower with the SEC and all quarterly and annual reports to the Borrower's shareholders; and (7) such additional information, reports or statements as the Agent or any Bank may from time to time reasonably request.

                  e. TAXES. The Borrower will pay and discharge, and cause each of its Restricted Subsidiaries, if any, to pay and discharge, all taxes, assessments and governmental charges levied or imposed upon or in respect of the interests, income and properties of the Borrower and each such Restricted Subsidiary prior to the date on which penalties attach for the nonpayment thereof, except such taxes, assessments and governmental charges as are being contested in good faith and by appropriate proceedings by the Borrower or such Restricted Subsidiary and for which such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made and except such taxes, assessments and governmental charges the nonpayment of which would not, in any case or in the aggregate, have a material adverse effect on the financial condition of the Borrower and its Restricted Subsidiaries, if any, taken as a whole.

                  f. INSURANCE. The Borrower will maintain, and cause each of its Restricted Subsidiaries, if any, to maintain, insurance with responsible insurance companies, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, provided that the Borrower and its Restricted Subsidiaries, if any, may self-insure against such risks and in such amounts as they may reasonably deem appropriate in light of the availability and cost of insurance for such risks, their experience and such reserves, if any, as they may have established in respect thereof. The Borrower will, if reasonably possible, give the Agent, for the benefit of the Banks not less than 30 days' prior notice of any self-insurance not previously notified to the Banks or the Agent pursuant to this SUBPARAGRAPH 5(f). Upon the request of the Agent or any Bank, the Borrower will file with the Agent a detailed list of the insurance as then in effect maintained by the Borrower and its Restricted Subsidiaries, if any, stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the risks covered thereby and indicating any self-insurance by the Borrower and its Restricted Subsidiaries, if any. Within 30 days after notice in writing from the Agent, the Borrower shall obtain and cause its Restricted Subsidiaries, if any, to obtain such additional insurance as the Agent may reasonably request and which the Borrower or any such Restricted Subsidiary, as the case may be, may reasonably obtain.

                  g. CORPORATE EXISTENCE. Subject to the provisions of SUBPARAGRAPH 6(c), the Borrower will maintain, and cause each of its Restricted Subsidiaries, if any, to maintain, its corporate existence in good standing in the jurisdiction of its incorporation.

                  h. NOTICE OF DEFAULT. The Borrower will promptly notify the Agent and each Bank in writing of the occurrence of any event of default as that term is designated in PARAGRAPH 7 or event which, after the giving of notice or the lapse of time or both, would constitute such an event of default, stating the facts and the actions which the Borrower plans to take with respect thereto.

                  i. NOTICE OF MATERIAL ADVERSE CHANGE. The Borrower will promptly give notice to the Agent and each Bank in writing of a material adverse change in the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole.

                  j. ERISA REPORTS. The Borrower will furnish to each of the Banks (1) as soon as possible, and in any event within 30 days after the Plan administrator of any Plan of the Borrower or any of its Subsidiaries knows or has reason to know that any Reportable Event with respect to such Plan has occurred, a statement of the chief financial officer, Controller or Treasurer of the Borrower setting forth details as to such Reportable Event and the action, if any, which is proposed to be taken with respect thereto, together with a copy of any notice of such Reportable Event given by the Borrower or any Subsidiary to the Pension Benefit Guaranty Corporation and (2) within 30 days after receipt thereof, a copy of any notice the Borrower or any of its Subsidiaries may receive from the Pension Benefit Guaranty Corporation relating to the intention of such Corporation to terminate any Plan or to appoint a trustee to administer any Plan. The Borrower will promptly file with the United States Secretary of Labor or the Pension Benefit

                           Guaranty Corporation all annual and other reports required to be filed by it with respect to each Plan.

                  k. REGULATION U. The Borrower will, at all times, comply with all applicable provisions of Regulation U of the Board of Governors of the Federal Reserve System.

                  l. FUTURE SUBSIDIARIES. Upon any Person becoming, after the Effective Date, a Subsidiary of the Borrower, or upon the Borrower acquiring additional capital stock of any existing Subsidiary having voting rights or contingent voting rights, the Borrower shall notify the Agent of such acquisition, and, unless otherwise agreed to between the Borrower and the Required Banks, the Borrower shall, pursuant to a pledge agreement substantially in the form of the Pledge Agreement, pledge to the Collateral Agent, for its benefit and that of the Banks and BAI (pursuant to the BAI Letters of Credit), all (or in the case of a Subsidiary that is a "controlled foreign corporation" within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended, or any successor provision, 65%) of the outstanding shares of such capital stock of such Subsidiary owned or held by the Borrower, along with undated stock powers for such certificates, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence satisfactory to the Collateral Agent and the Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Collateral Agent, for its benefit and that of the Banks and BAI (pursuant to the BAI Letters of Credit), in accordance with Section 8-313 and Section 8-321 of the Uniform Commercial Code, as in effect in the State of New York, or any similar law which may be applicable), together with such opinions of legal counsel, in form and substance reasonably satisfactory to the Agent and the Banks, as the Agent may reasonably require.

                                             6.     NEGATIVE COVENANTS.
     So long as any Commitment shall remain available hereunder or any monetary Obligations have not been paid in full the Borrower agrees that, without the prior written consent of the Banks as provided in PARAGRAPH 10:

                  a. BORROWINGS. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur or assume any liability in respect of Funded Debt or Short-Term Borrowings except:

                  i.         with respect to the Borrower:

                           (1)      the Notes and the Letters of Credit;

                           (2)      the BAI Letters of Credit;

                           (3) Funded Debt created, incurred or assumed (by Guarantee or otherwise) in connection with any IRB Financing or secured by mortgages, liens or other security interest permitted by SUBPARAGRAPH 6(b); and

                           (4) other Subordinated Funded Debt approved in writing by the Required Banks.

                  ii.        with respect to any Restricted Subsidiaries:

                           (1)      Funded Debt

                                    (a)      secured by any mortgage, pledge,
                                             lien, security interest or other
                                             encumbrance of any kind (1) to
                                             secure or provide for the payment
                                             or financing of any part of the
                                             purchase price of property acquired
                                             after the date hereof (other than
                                             through the acquisition of an
                                             Acquired Company) and granted at
                                             the time of or within 90 days after
                                             the acquisition of such property or
                                             existing on such property at the
                                             time of acquisition thereof,
                                             whether or not assumed, or (2) in
                                             property of any Acquired Company
                                             existing at the time of the
                                             acquisition thereof, PROVIDED that
                                             the aggregate principal amount of
                                             all such secured Funded Debt
                                             secured by any such property of an
                                             Acquired Company shall not exceed
                                             15% of Stockholders' Equity; or

                                    (b)      created, incurred or assumed (by
                                             Guarantee or otherwise) in
                                             connection with any IRB Financing;
                                             PROVIDED that, immediately after
                                             giving effect to the creation,
                                             incurrence or assumption thereof,
                                             the aggregate principal amount of
                                             all such Funded Debt shall not
                                             exceed 15% of Stockholders' Equity.
                                             Notwithstanding the foregoing
                                             provisions of SUBDIVISIONS (i) and
                                             (ii), the sum of the aggregate
                                             principal amount of all Funded Debt
                                             secured by property of any Acquired
                                             Company existing at the time of the
                                             acquisition thereof plus the
                                             aggregate principal amount of all
                                             Funded Debt created, incurred or
                                             assumed (by Guarantee or otherwise)
                                             in connection with any IRB
                                             Financing immediately after giving
                                             effect thereto shall not exceed 25%
                                             of Stockholders' Equity.

                  iii.       with respect to the Borrower and any Restricted
                             Subsidiary:

                           (1) unsecured Short-Term Borrowings of the Borrower or its Restricted Subsidiaries incurred in the ordinary course of business, PROVIDED that (i) immediately after giving effect to the creation, incurrence or assumption thereof, the aggregate principal amount of such unsecured Short-Term Borrowings shall not exceed $10,000,000, and
                                    (ii) no such Short-Term Borrowings shall be outstanding on any day unless for a period of at least 30 consecutive days during the 12-month period immediately preceding such day either (1) there shall have been outstanding no such Short-Term Borrowings or
                                    (2) there shall have been available during such 30-day period an unused Commitment pursuant to this Agreement in an amount which at least equals such Short-Term Borrowings;

                  For the purpose of calculating the maximum amount set forth in
                  (3)(a)(i) above, the Short-Term Borrowings set forth in EXHIBIT E to the Existing Credit Agreement as items (i) and
                  (ii) shall be excluded.

                           (2) Funded Debt and Short-Term Borrowings included on EXHIBIT E to the Existing Credit Agreement, and any renewals, extensions, draw-downs or refundings thereof; and

                           (3)      Funded Debt or Short-Term Borrowings
                                    constituting

                                    (a)     loans or advances by the Borrower to
                                            any of its Restricted Subsidiaries
                                            or any Person which simultaneously
                                            therewith becomes an Acquired
                                            Company;

                                    (b)     loans or advances by any Restricted
                                            Subsidiary to the Borrower or to
                                            another Restricted Subsidiary of the
                                            Borrower; or

                                    (c)     Investments by the Borrower in any
                                            Restricted Subsidiary of the
                                            Borrower or any Person which
                                            simultaneously therewith becomes an
                                            Acquired Company or by any
                                            Restricted Subsidiary of the
                                            Borrower in the Borrower or another
                                            Restricted Subsidiary of the
                                            Borrower or in any Person which
                                            simultaneously therewith becomes an
                                            Acquired Company.

                           (4) Indebtedness arising under Interest Rate Protection Agreements entered into with any Bank.

                  b. MORTGAGES, ETC. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any mortgage, pledge, lien, security interest or other encumbrance of any kind (including the charges upon property purchased under conditional sales or other title retention agreements) upon or in, any of its property or assets, whether now owned or hereafter acquired, except:

                  i. liens securing payment of the Credit Extensions and the BAI Letters of Credit pursuant to the Pledge Agreement and the Security Agreement;

                  ii. liens for taxes or other governmental charges the payment of which is not at the time required by SUBPARAGRAPH 5(e);

                  iii. liens in connection with workers' compensation, unemployment insurance or other social security obligations;

                  iv. deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business

                  v. mechanics', workers', materialmen's, landlords', carriers', or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

                  vi. the mortgages, pledges and liens, security interests and other encumbrances included on EXHIBIT E to the Existing Credit Agreement, including any renewal, extension or refunding thereof, PROVIDED the Indebtedness relating to such renewal, extension or refunding shall not exceed 80% of the fair market value of the property covered thereby as determined by an independent appraiser of recognized standing reasonably acceptable to the Agent;

                  vii. any mortgage, pledge, lien, security interest or other encumbrance of any kind (a) to secure or provide for the payment or financing of any part of the purchase price of property acquired after the date hereof by the Borrower or any of its Restricted Subsidiaries (other than through the acquisition of an Acquired Company) and granted at the time of or within 90 days after the acquisition of such property or existing on such property at the time of acquisition thereof, whether or not assumed, or (b) secured by property of any Acquired Company existing at the time of the acquisition of such Acquired Company, or (c) created, incurred, assumed, established, renewed or suffered to exist in connection with any IRB Financing permitted by SUBPARAGRAPH 6(a); PROVIDED that:

                           (1) the principal amount of any Indebtedness referred to in SUBDIVISION 6(b)(7)(a) shall not exceed 80% of the greater of (x) the cost of the newly acquired property or improvements covered thereby to the Borrower or any of its Restricted Subsidiaries acquiring the same or (y) the fair market value of such property or improvements, as determined by an independent appraiser of recognized standing reasonably acceptable to the Agent; and

                           (2) each such mortgage, pledge, lien, security interest or other encumbrance shall be confined only to the property referred to in SUBDIVISION 6(b)(7)(a) or (b) or financed by the IRB Financing referred to in SUBDIVISION 6(b)(7)(c), as the case may be, and, if required by the terms of the instrument originally creating such mortgage, lien, security interest or other encumbrance, other property which is an improvement to, or which is acquired for specific use in connection with, or which is real property being improved by, such property;

                  viii. any mortgage, pledge, lien, security interest or other encumbrance of any kind on, or in, any "margin stock", as at the time defined in Regulation U of the Board of Governors of the Federal Reserve System;

                  ix. any mortgage, pledge, lien, security interest or other encumbrance of any kind in connection with import letters of credit incurred by the Borrower in the ordinary course of its business; and

                  x. other mortgages, pledges, liens, security interests or other encumbrances of any kind upon or in any properties or assets of the Borrower if, immediately after giving effect thereto, the aggregate principal amount of all Indebtedness of the Borrower secured by all such mortgages, pledges, liens or other encumbrances or security interests does not exceed 5% of Stockholders' Equity.

                  c. CONSOLIDATION, MERGER OR SALE OF ASSETS. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  i. consolidate with or merge into any other Person, PROVIDED that the foregoing shall not prevent (a) consolidations or mergers of a Restricted Subsidiary of the Borrower with or into the Borrower or with or into another Restricted Subsidiary of the Borrower or with or into a Person which simultaneously therewith becomes a Restricted Subsidiary of the Borrower, or
                           (b) consolidations or mergers in which the continuing or surviving corporation is the Borrower or a Restricted Subsidiary of the Borrower, or a Person which simultaneously therewith becomes a Restricted Subsidiary of the Borrower, or (c) the consolidation of the Borrower with or the merger of the Borrower into any other corporation if (i) the continuing or surviving corporation expressly assumes in writing the obligations of the Borrower under this Agreement and (ii) immediately after giving effect thereto, such corporation could incur at least $1 of additional Funded Debt under SUBDIVISION 6(a)(1) and no event of default under SUBPARAGRAPH 7(a) shall exist and no event which, after the giving of notice or the lapse of time or both, would constitute such an event of default shall exist; or

                  ii. sell or otherwise dispose of all or any part of the assets of the Borrower and its Restricted Subsidiaries other than (a) in the ordinary course of business, or (b) to the Borrower or another Restricted Subsidiary, so long as, after giving effect thereto, no event of default under SUBPARAGRAPH 7(a) shall exist and no event which, after the giving of notice or lapse of time or both, would constitute an event of default shall exist, or
                           (c) the sale or other disposition of the assets of any of its Restricted Subsidiaries which is not a Significant Restricted Subsidiary of the Borrower, so long as, after giving effect thereto, no event of default under SUBPARAGRAPH 7(a) shall exist and no event which, after the giving of notice or lapse of time or both, would constitute an event of default shall exist, or (d) the sale or other disposition of any "margin stock", as at the time defined in Regulation U of the Board of Governors of the Federal Reserve System, or (e) the sale or other disposition of all or substantially all of the assets of the Borrower to any corporation into which the Borrower could be merged under SUBDIVISION 6(c)(l)(c), PROVIDED that each of the conditions of such subdivision shall have been fulfilled with the same effect as though such sale of assets were a merger of the Borrower into the acquiring corporation, or (f) any sale for cash in which such cash, when taken together with the cash proceeds of all other asset sales (other than asset sales otherwise permitted by this SUBDIVISION (2)) since the Effective Date, does not exceed $5,000,000.

                  d. LOANS, ADVANCES AND CONTINGENT LIABILITIES. The Borrower will not, and will not permit any of its Restricted Subsidiaries, if any, to make loans or advances to any other Person or give a Guarantee of, assume, endorse, or otherwise become contingently liable upon the obligation of any other Person, in excess in the aggregate in respect of all such loans, advances,

                           Guarantees, assumptions, endorsements and contingent liabilities of 7% of Stockholders' Equity except:

                  i. loans or advances by the Borrower to any of its Restricted Subsidiaries or to any Person which simultaneously therewith becomes an Acquired Company;

                  ii. loans or advances by any Restricted Subsidiary to the Borrower or to another Restricted Subsidiary of the Borrower;

                  iii. Guarantees by the Borrower or by any of its Restricted Subsidiaries of obligations or liabilities (other than for the payment of borrowed money) incurred in the ordinary course of business by the Borrower or of any of its Restricted Subsidiaries or by any Person which simultaneously therewith becomes an Acquired Company;

                  iv. assumptions by the Borrower or any of its Restricted Subsidiaries of obligations or liabilities of any Acquired Company in connection with the acquisition thereof;

                  v. the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  vi. Guarantees in connection with IRB Financings permitted by SUBPARAGRAPH 6(a) or listed on EXHIBIT E to the Existing Credit Agreement;

                  vii. contingent liabilities arising in connection with the Letters of Credit or the BAI Letters of Credit; or

                  viii. other loans, advances, Guarantees, assumptions, endorsements and contingent liabilities, PROVIDED that, immediately after giving effect to the creation, incurrence or assumption thereof, the aggregate principal amount of such loans, advances, Guarantees, assumptions, endorsements and contingent liabilities shall not exceed $5,000,000.

                  e. INVESTMENTS. The Borrower will not, and will not permit any of its Restricted Subsidiaries to make, incur, assume,or suffer to exist any Investment in any other Person except:

                  i. Investments in marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof;

                  ii. Investments in marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and currently having at least an A Rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc.;

                  iii. Investments in commercial paper currently having at least an A rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., maturing not more than 270 days from the date of the creation thereof and not directly or indirectly renewable or extendable at the option of the debtor by its terms or by the terms of any instrument or agreement relating thereto to a date more than 270 days from the date of creation thereof;

                  iv. Investments in certificates of deposit issued by any bank incorporated under the laws of the United States or any state thereof or the District of Columbia and having a combined capital and surplus of not less than $50,000,000;

                  v. Investments in bankers' acceptances eligible for rediscount under requirements of The Board of Governors of the Federal Reserve System and accepted by a bank of the type described in SUBDIVISION 6(e)(4);

                  vi. Investments in obligations of the type described in SUBDIVISIONS 6(e)(1) through 6(e)(4) purchased from a bank of the type described in SUBDIVISION 6(e)(4) pursuant to repurchase agreements obligating such bank to repurchase such obligations not later than 90 days after the purchase thereof;

                  vii. Investments by the Borrower in any Restricted Subsidiary of the Borrower or any Person which simultaneously therewith becomes an Acquired Company or by any Restricted Subsidiary of the Borrower in the Borrower or another Restricted Subsidiary of the Borrower or in any Person which simultaneously therewith becomes an Acquired Company;

                  viii. Investments in any Person pursuant to a plan for the acquisition of a majority of the Voting Stock of such Person, PROVIDED that either (a) the Borrower and its Restricted Subsidiaries shall acquire a majority of such Voting Stock issued and outstanding within nine months of the date of the first acquisition of any such Voting Stock under such plan, or (b) if such acquisition of a majority of Voting Stock shall not have been completed within nine months after the initial Investment in such Person all Investments in such Person theretofore acquired shall be treated as assets other than current assets for the purpose of this Agreement;

                  ix. Investments in settlement of Indebtedness created in the ordinary course of business owing to the Borrower or any of its Subsidiaries, PROVIDED that the amount of Indebtedness settled by the receipt of such Investments during any calendar year shall not exceed 1% of the consolidated revenues of the Borrower and its Restricted Subsidiaries during such year;

                  x. Investments in any Person (other than Investments permitted by the preceding subdivisions of this SUBPARAGRAPH 6(e)), PROVIDED that the aggregate value of all such Investments on the books of the Borrower and its Restricted Subsidiaries immediately after giving effect to any such Investment in any such Person shall not exceed 7% of Stockholders' Equity; and

                  xi.               Restricted Investment.

                  f.         PAYMENTS ON STOCK; RESTRICTED INVESTMENT.

                  i. Except as provided hereinafter in this SUBPARAGRAPH 6(f), the Borrower will not make, and will not permit any of its Restricted Subsidiaries to make, any Payment on Stock or Restricted Investment, other than a Permitted Buyback, unless, immediately after giving effect to the proposed Payment on Stock or Restricted Investment, the sum of the aggregate amount of all Payments on Stock (other than Permitted Buybacks) subsequent to the Effective Date to and including the date of such proposed Payment on Stock or Restricted Investment, plus the aggregate amount of all Restricted Investments made by the Borrower or any Restricted Subsidiary during such period (but disregarding any Investment which was a Restricted Investment when made, but which on the date of determination could have been made pursuant to one of the subdivisions of SUBPARAGRAPH 6(e) other than SUBDIVISION 6(e)(10) and (11)), shall not exceed the sum of (a) $5,000,000, plus (b) 40% of Net Income subsequent to January 1, 1997 (taken as a single accounting period). Notwithstanding the foregoing,
                           (x) no Payment on Stock (other than Permitted Buybacks) or Restricted Investment may be declared or made until on or after the first date on which, after giving effect thereto, Aggregate Senior Funded Debt would be equal to or less than 100% of Stockholders' Equity and (y) any dividend which could be paid in compliance with this PARAGRAPH 6(f) at the date of its declaration may continue to be paid notwithstanding any subsequent change, which change was unforeseen at the time of the declaration of such dividend.

                  ii. Notwithstanding the terms of the foregoing SUBDIVISION (1), the Borrower may purchase or otherwise acquire shares of its capital stock in an aggregate amount not to exceed $500,000 during the term of this Agreement for the purpose of awarding such stock to its employees, agents, representatives or other persons transacting business with the Borrower; PROVIDED, however, that any such Payments on Stock shall be included in determining whether the Borrower satisfies the requirements of the first sentence of SUBDIVISION (1).

                  iii.     The Borrower may make Permitted Buybacks at any time.

                  g. SALE AND LEASEBACK. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any arrangement whereby the Borrower or such Restricted Subsidiary shall sell or transfer, directly or indirectly, all or any substantial part of its fixed assets in anticipation of the leaseback of such assets within one year PROVIDED, HOWEVER, Sale and Leasebacks shall be permitted provided (i) the proceeds of any Sale and Leaseback shall be used to make a prepayment on the principal amount of Loans pursuant to SUBDIVISION 2(c)(1) and (ii) that the amount thereof be deemed a reduction in the Commitment, in the same amount as the prepayment, pursuant to SUBPARAGRAPH (1)(d).

                  h. OBLIGATIONS AS LESSEE. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any lease of real or personal properties or assets, unless after giving effect to payments under any such proposed lease, aggregate payments due in any one fiscal year under all such leases shall not exceed the greater of $10,000,000 or 10% of Stockholders' Equity. Leases covered by this SUBPARAGRAPH 6(h) shall be only those which are not capitalized under generally accepted accounting principles.

                  i. NEGATIVE PLEDGES, RESTRICTIVE AGREEMENTS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document, any agreement governing indebtedness which is both permitted to be incurred pursuant to SUBPARAGRAPH 6(a) and secured by mortgages, liens or other security interests permitted by SUBPARAGRAPH 6(b) or, with respect to SUBDIVISION (1) below, the agreements disclosed in EXHIBIT E) prohibiting:

                  i. the creation or assumption of any lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any other Person to amend or otherwise modify this Agreement or any other Loan Document; or

                  ii. the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

                  j.       FINANCIAL COVENANTS.  Borrower will not:

                  i. permit its Net Worth after January 1, 1997 to be less than $70,000,000 plus 60% of Net Income (without a reduction for net losses, as determined in accordance with Generally Accepted Accounting Principles) from and after such date.

                  ii. permit its Interest Coverage Ratio as determined for any Measurement Period to be less than 3.00 to 1.0.

                  iii. permit its Consolidated Leverage Ratio to be greater than .60 to 1.0.

                                             7.     EVENTS OF DEFAULT.

                  a. NATURE OF EVENTS. If one or more of the following events of default shall occur:

                                    i.      DEFAULT IN PAYMENT OF OBLIGATIONS.
                                            The Borrower shall fail to make
                                            payment of any part of the principal
                                            of or interest upon any Note, any
                                            Reimbursement Obligation or Letter
                                            of Credit or any deposit of cash for
                                            collateral purposes pursuant to
                                            SUBDIVISION 2(e)(3) or 2(e)(5), or
                                            any fees or other payments owing
                                            pursuant to PARAGRAPH 2 when due and
                                            payable, whether at stated maturity
                                            or by acceleration, or otherwise; or

                                    ii.     INCORRECT REPRESENTATION. Without
                                            limiting SUBPARAGRAPH 7(a)(10)(iii),
                                            any representation or warranty made
                                            by the Borrower herein or any
                                            statement or representation made in
                                            any certificate, report, or other
                                            document delivered pursuant hereto
                                            shall prove to have been incorrect
                                            in any material respect when made or
                                            deemed made; or

                                    iii.    DEFAULT UNDER CERTAIN COVENANTS. The
                                            Borrower shall fail to observe or
                                            perform any term, covenant or
                                            agreement contained in PARAGRAPH 6;

                                    iv.     DEFAULT UNDER OTHER PROVISIONS. The
                                            Borrower shall fail to observe or
                                            perform any other term, covenant or
                                            agreement contained in this
                                            Agreement and such failure shall
                                            continue for 30 days after written
                                            notice thereof shall have been given
                                            to the Borrower by the Agent or any
                                            of the Banks; or

                                    v.      CROSS DEFAULT. Any Funded Debt or
                                            Short-Term Borrowings of the
                                            Borrower or any Restricted
                                            Subsidiary (other than the Notes) in
                                            excess of $400,000 becomes or is
                                            declared to be due and payable prior
                                            to the stated maturity thereof or
                                            the Borrower or any of its
                                            Restricted Subsidiaries defaults in
                                            the performance of or compliance
                                            with any term of any agreement
                                            evidencing or securing such Funded
                                            Debt or Short-Term Borrowings and
                                            the effect of such default would be
                                            to permit or
                                            shall have caused the acceleration
                                            of the payment of such Funded Debt
                                            or Short-Term Borrowings and such
                                            default shall continue for more than
                                            the period of grace, if any,
                                            specified in such agreement and
                                            shall not have been cured or waived
                                            by the holders of such Funded Debt
                                            or Short-Term Borrowings; or the
                                            Borrower shall fail to make payment,
                                            when due and payable, of any amounts
                                            owing under the BAI Letters of
                                            Credit; or any other event shall
                                            have occurred which shall constitute
                                            an Event of Default under Section 13
                                            of the Letter of Credit Agreement;
                                            or

                                    vi.     BANKRUPTCY, ETC. The Borrower or any
                                            Restricted Subsidiary shall (i) be
                                            generally not paying its debts as
                                            they become due, (ii) file, or
                                            consent by answer or otherwise to
                                            the filing against it of, a petition
                                            for relief or reorganization or
                                            arrangement or any other petition in
                                            bankruptcy, for liquidation or to
                                            take advantage of any bankruptcy or
                                            insolvency law of any jurisdiction,
                                            (iii) make an assignment for the
                                            benefit of its creditors, (iv)
                                            consent to the appointment of a
                                            custodian, receiver, trustee or
                                            other officer with similar powers of
                                            itself or of any substantial part of
                                            its property, (v) be adjudicated
                                            insolvent or be liquidated or (vi)
                                            take corporate action for the
                                            purpose of any of the foregoing, or
                                            (vii) if a court or governmental
                                            authority of competent jurisdiction
                                            shall enter an order appointing,
                                            without consent by the Borrower or
                                            any Restricted Subsidiary, a
                                            custodian, receiver, trustee or
                                            other officer with similar powers
                                            with respect to it or with respect
                                            to any substantial part of its
                                            property, or (viii) if an order for
                                            relief shall be entered in any case
                                            or proceeding for liquidation or
                                            reorganization or otherwise to take
                                            advantage of any bankruptcy or
                                            insolvency law of any jurisdiction,
                                            or ordering the dissolution,
                                            winding-up or liquidation of the
                                            Borrower or any Restricted
                                            Subsidiary, or (ix) if any petition
                                            for any such relief shall be filed
                                            against the Borrower or a Restricted
                                            Subsidiary and such petition shall
                                            not be dismissed within 60 days; or

                                    vii.    UNPAID JUDGMENT. A final judgment
                                            for the payment of money in excess
                                            of $400,000 shall be rendered
                                            against the Borrower or any of its
                                            Restricted Subsidiaries and within
                                            60 days after entry thereof such
                                            judgment shall not have been
                                            discharged or execution thereof
                                            stayed pending appeal or within 30
                                            days after the expiration of any
                                            such stay such judgment shall not
                                            have been discharged; or

                                    viii.   MATERIAL REPORTABLE EVENTS. A
                                            Reportable Event shall have occurred
                                            with respect to any Plan and shall
                                            be continuing for 30 days after the
                                            Agent shall have notified the
                                            Borrower in writing that the
                                            Required Banks have made a
                                            determination that, on the basis of
                                            such Reportable Event, (a) in the
                                            case of a Plan other than a
                                            Multi-employer Plan, there are
                                            reasonable grounds for the
                                            termination of such Plan by the
                                            Pension Benefit Guaranty Corporation
                                            or for the appointment by the
                                            appropriate United States District
                                            Court of a trustee to administer
                                            such Plan and the liabilities of the
                                            Borrower or any of its Restricted
                                            Subsidiaries arising as a result of
                                            such termination or appointment
                                            would decrease Stockholders' Equity
                                            by 10% or more, or (b) in the case
                                            of a Multi-employer Plan, there are
                                            reasonable grounds for the
                                            reorganization within the meaning of
                                            ERISA of such Multi-employer Plan
                                            and the liabilities of the Borrower
                                            and its Restricted Subsidiaries
                                            arising as a result of such
                                            reorganization would decrease
                                            Stockholders' Equity by 10% or more,
                                            unless the Borrower and its
                                            Restricted Subsidiaries have
                                            satisfied such liabilities or have
                                            made such reserves as are required
                                            by generally accepted accounting
                                            principles against such liabilities,
                                            and after giving effect to such
                                            satisfaction or reserves, the
                                            Borrower is not in violation of any
                                            covenant in PARAGRAPH 6 in which
                                            event such holders (or such Banks)
                                            shall not have the right to make
                                            such determination (which would
                                            otherwise give rise to an event of
                                            default); or there is a complete or
                                            partial withdrawal by the Borrower
                                            or any of its Subsidiaries from a
                                            Multi-employer Plan and the
                                            liabilities of the Borrower and its

                                            Restricted Subsidiaries arising as a
                                            result of such withdrawal decrease
                                            Stockholders' Equity by 10% or more;
                                            or

                                    ix.     CONTROL OF THE BORROWER. Any Change
                                            in Control shall occur; or

                                    x.      IMPAIRMENT OF SECURITY, ETC. (i) Any
                                            security interest or lien granted
                                            pursuant to the Security Agreement
                                            or the Pledge Agreement shall
                                            (except in accordance with its
                                            terms), in whole or in part,
                                            terminate, cease to be effective or
                                            cease to be the legally valid,
                                            binding and enforceable obligation
                                            of the Borrower or other obligor
                                            party thereto; (ii) the Borrower or
                                            any other Person shall, directly or
                                            indirectly, contest in any manner
                                            such effectiveness, validity,
                                            binding nature or enforceability
                                            and, with respect to any such other
                                            Person, such contest shall have a
                                            reasonable likelihood of being
                                            material; or (iii) any
                                            representation or warranty made by
                                            the Borrower in Section 3.1.5 of the
                                            Security Agreement or Section 3.1.2
                                            of the Pledge Agreement shall prove
                                            to be incorrect when made in any
                                            respect;

then (i) upon the happening of any of the events of default specified in SUBDIVISION 7(a)(6) above (other than such an event of default described in CLAUSE (i) of SUBDIVISION 7(a)(6) or described in CLAUSE (vi) of SUBDIVISION 7(a)(6) by virtue of the reference in such CLAUSE (vi) to such CLAUSE (i)), then the Notes and all other Obligations hereunder shall automatically and immediately (without notice or other action by any Bank or the Agent) become due and payable and all Commitments to make Loans and issue Letters of Credit hereunder shall be terminated, and (ii) upon the happening of any other event of default specified above which shall be continuing, the Agent may, with the consent of the Required Banks, or shall, at the request of the Required Banks, by written notice to the Borrower, declare the Notes and all other Obligations hereunder to be due and payable, and all of the foregoing shall thereupon become and be immediately due and payable, and (in the event of any such declaration) the Agent shall terminate the Commitments. The Borrower expressly waives any presentment, demand, protest or other notice of any kind.

                  b. BANKS' RIGHTS OF SET-OFF. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, set-off or counterclaim against the Borrower, including, but not limited to, a secured claim under
                           Section 506 of Title 11 of the United

                           States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment in respect of any of its Credit Extensions as a result of which the unpaid portion of such Credit Extensions shall be proportionately less than the unpaid portion of the Credit Extensions of any other Bank (1) it shall simultaneously purchase at par from such other Bank a participation in the Credit Extensions of such other Bank, so that the aggregate unpaid principal amount of each Bank's Credit Extensions and its participation in the Credit Extensions of such other Bank shall be in the same proportion to the aggregate unpaid principal amount of all Credit Extensions then outstanding as the principal amount of its Credit Extensions prior to such exercise of banker's lien, set-off or counterclaim was to the principal amount of all Credit Extensions outstanding prior to such exercise of banker's lien, set-off or counterclaim and (2) such other adjustment shall be made from time to time as shall be equitable to ensure that each of the Banks share such payment pro rata.

                                             8.    THE AGENT AND COLLATERAL
                                                   AGENT.

                  a. AUTHORIZATION BY BANKS. Each Bank authorizes Bank of America National Trust and Savings Association to act as Agent and Collateral Agent on its behalf to the extent provided in this Agreement, the Pledge Agreement and the Security Agreement, as the case may be.

                  b. DUTIES OF AGENT AND COLLATERAL AGENT. The Agent shall:

                  i. immediately after receiving notice from the Borrower of the amount of any Loan and the date upon which the same is to be made, notify each Bank of the amount of its Loan and arrange with each Bank to make Federal or other immediately available funds available at the office of the Agent as set forth on Exhibit F in the amount of such Loan on or before 12:00 noon, New York time, on the date of such Loan, and after receiving such funds, hold such funds hereunder;

                  ii. at the time of making each Credit Extension, review, with the advice of counsel, the documents required by PARAGRAPH 4 to be delivered in connection with such Credit Extension;

                  iii. pay to the Borrower the amounts received from the Banks if the Agent and its counsel determine that the conditions set forth in PARAGRAPH 4 have been satisfied, or promptly return to each Bank with interest the funds collected from such Bank if the Agent, with the advice of counsel, determines that such conditions have not been satisfied;

                  iv. promptly after the making of the Initial Loans, deliver to each Bank the Note evidencing its interest in such Loans;

                  v. remit promptly to each Bank its share of each payment made by the Borrower under the Notes or hereunder;

                  vi. perform such duties with respect to the Letters of Credit in the manner, and at such times, as set forth in SUBPARAGRAPH 2(e);

                  vii. promptly consult with the Banks concerning (a) all requests from the Borrower for the consent or waiver under the provisions of this Agreement and the other Loan Documents as to any act or omission to act, and (b) concerning any event of default; and

                  viii. promptly give any notice or declaration hereunder to the Borrower, and promptly send a copy of such notice or declaration to each Bank. The Collateral Agent agrees to perform its duties under the Pledge Agreement and Security Agreement as set forth therein. The duties and responsibilities of the Agent and the Collateral Agent shall be limited to those expressly set forth in this Agreement, the Pledge Agreement and the Security Agreement, as the case may be, and the Agent and the Collateral Agent shall not be obliged to recognize any other agreement between any or all of the parties hereto or thereto even though reference to any such agreement may be made herein or therein and whether or not the Agent or the Collateral Agent has knowledge of any such agreement nor shall the Agent or the Collateral Agent be bound by any waiver, supplement or modification hereof or thereto without its consent which affects its duties hereunder or thereunder.

                  c.       LIMITATION OF LIABILITY.

                  i. In the performance of its duties under this Agreement, the Pledge Agreement or the Security Agreement, as the case may be, the Agent and the Collateral Agent shall exercise the same care that it exercises in connection with the making and administration of loans for its own account, but it makes no representation or warranty in connection with, and it assumes no responsibility for, the solvency, financial condition or statements of the Borrower, or the sufficiency or accuracy of the form, execution, validity or genuineness of this Agreement, the Notes, each other Loan Document or any other document relating to the Credit Extensions, or of any endorsement thereon, or for any lack of endorsement thereof, or for any description therein if taken or omitted by it in good faith or in the exercise of its own best judgment. The Agent and the Collateral Agent shall not be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver this Agreement, the Notes, each other Loan Document, or any such other document. Each of the Banks represents and warrants to the Agent and the Collateral Agent that it has made its own independent judgment with respect to entering into this Agreement, the Notes and each other Loan Document and undertaking its obligations hereunder and thereunder without reliance on the Agent, the Collateral Agent or any other Bank, and will, independently and without reliance on the Agent, the Collateral Agent or any other Bank, continue to make its own credit decisions in taking or not taking action under this Agreement, the Notes and each other Loan Document.

                  ii. Neither the Agent, the Collateral Agent nor any of their directors, officers or employees shall be liable for any act taken or omitted under this Agreement, the Pledge Agreement or the Security Agreement, as the case may be, if taken or omitted by it in good faith or in the exercise of its own best judgment (except for its or such other person's own gross negligence or willful misconduct). The Agent and the Collateral Agent shall also be fully protected in relying upon any written notice, demand, certificate or document which the Agent or the Collateral Agent, as the case may be, in good faith believes to be genuine. The Agent and the Collateral Agent may consult with legal counsel of its own choice and shall be under no liability for any action taken or suffered in good faith by it in reliance upon the opinion of such counsel.

                  d. EXPENSES. The Banks agree that they will on demand reimburse the Agent and the Collateral Agent, in its capacity as such, for any and all costs, expenses and disbursements which may be incurred or made by it in connection with the Credit Extensions for which it is not reimbursed at any time by or on behalf of the Borrower. Any such costs, expenses and disbursements shall be charged to each Bank PRO RATA in accordance with its respective Percentage, PROVIDED that no Bank shall be liable for the payment of any portion of any costs, expenses or disbursements resulting solely from the Agent's or Collateral Agent's gross negligence or willful misconduct.

                  e. RESIGNATION OF AGENT. The Agent or the Collateral Agent may, at any time resign by giving at least thirty (30) days' advance written notice thereof to the Borrower and each Bank by hand delivery or certified mail. Upon receipt or delivery of such notice, the Banks shall promptly appoint one of the Banks to serve as the successor Agent or the Collateral Agent, as the case may be, and, upon such Bank's acceptance of said appointment as provided in SUBPARAGRAPH 8(f), the resignation of the predecessor Agent or the Collateral Agent, as the case may be, shall become effective. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder. A pro-rated refund of any fees paid by Borrower to Agent pursuant to SUBDIVISION 2(d)(1) of both the Existing Credit Agreement and this Agreement shall be paid to Borrower by the Agent upon the Agent's resignation.

                  f.         ACCEPTANCE OF APPOINTMENT.

                  i. Any successor Agent or Collateral Agent appointed as provided in SUBPARAGRAPH 8(e) shall execute, acknowledge and deliver to the Borrower and to its predecessor Agent or Collateral Agent, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation of the predecessor Agent or Collateral Agent, as the case may be, shall become effective and such successor Agent or Collateral Agent, as the case may be, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, the Pledge Agreement or the Security Agreement, as the case may be, with like effect as if originally named as Agent or Collateral Agent, as the case may be, herein or therein; but, nevertheless, on the written request of the Borrower or of the successor Agent or Collateral Agent, as the case may be, upon payment of its charges then unpaid, the Agent or Collateral Agent, as the case may be, ceasing to act shall execute and deliver an instrument transferring to such successor Agent or Collateral Agent, as the case may be, all the rights and powers of the Agent or Collateral Agent, as the case may be, so ceasing to act. Upon request of any such successor Agent or Collateral Agent, as the case may be, the Borrower shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Agent or Collateral Agent, as the case may be, all such rights and powers.

                  ii. Upon acceptance of appointment by a successor Agent or Collateral Agent, as the case may be, the Borrower shall mail a notice of the succession of such Agent or Collateral Agent, as the case may be, to all of the Banks at their respective addresses as shown on the then register of Notes maintained by the Borrower. If the Borrower fails to mail such notice within ten (10) days after acceptance of appointment by the successor

                           Agent or Collateral Agent, as the case may be, the successor Agent or Collateral Agent, as the case may be, shall cause such notice to be mailed at the expense of the Borrower.

         G. CO-AGENTS. The Co-Agents shall have no duties, liability or obligations in respect of their capacity as Co-Agents.

                                             9.    DEFINITIONS.

     For all purposes of this Agreement, the following terms have the meanings specified, unless the context otherwise requires:

                  "ACQUIRED COMPANY" shall mean (1) any Person 90% of the Voting Stock of which is acquired by the Borrower and one or more Restricted Subsidiaries and which is not irrevocably designated an Unrestricted Subsidiary in accordance with the provisions set forth in the definition of "Restricted Subsidiary", (2) any Person consolidated with or merged into, the Borrower or any of its Restricted Subsidiaries, or
         (3) any Person substantially all of the assets of which (or of a branch or division of which) are acquired by the Borrower or any of its Restricted Subsidiaries, PROVIDED that only the acquired branch or division shall be deemed an Acquired Company in the case of the acquisition of any branch or division.

                  "ADJUSTMENT DATE" shall mean each date which is 45 days after the end of a fiscal quarter of the Borrower.

                  "AGREEMENT" shall mean this Second Amended and Restated Credit Agreement dated as of April 30, 1997 among the Borrower, the Banks, the Issuer and the Agent. This Agreement amends and restates the Existing Agreement which itself amends and restates a First Amendment dated as of July 17, 1991, (as further amended by a First Amendment dated May 20, 1994 and a Second Amendment dated as of August 11, 1995) which itself amends and restates a Revolving Credit and Term Loan Agreement dated July 20, 1988.

                  "AGGREGATE FUNDED DEBT" shall mean as of any date of determination, the total of Aggregate Senior Funded Debt and Aggregate Subordinated Funded Debt as of such date.

                  "AGGREGATE SENIOR FUNDED DEBT" shall mean as of any date of determination, the aggregate principal amount of Senior Funded Debt of the Borrower and its Restricted Subsidiaries as of such date, determined in accordance with generally accepted accounting principles on a consolidated basis after eliminating all intercompany transactions, PROVIDED that Current Maturities shall not be included in Aggregate Senior Funded Debt.

                  "AGGREGATE SUBORDINATED FUNDED DEBT" shall mean as of any date of determination, the aggregate principal amount of Subordinated Funded Debt of the Borrower and its Restricted Subsidiaries as of such date, determined in accordance with generally accepted accounting principles on a consolidated basis after eliminating all intercompany transactions, PROVIDED that Current Maturities shall not be included in Aggregate Subordinated Funded Debt.

                  "APPLICABLE MARGIN" shall mean the applicable percentage per annum with respect to the Base Rate or Eurodollar Rate, as the case may be, to be added in accordance with SUBDIVISION 2(b)(4).

                  "ATTORNEYS COSTS" shall mean all fees and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all reasonable disbursements of internal counsel which in all respects, in the aggregate, shall be reasonable.

                  "BAI" shall mean Bank of America Illinois in its individual capacity.

                  "BAI LETTERS OF CREDIT" shall mean, collectively, the letters of credit issued from time to time by BAI for the account of the Borrower pursuant to the Letter of Credit Agreement. Anything in this Agreement to the contrary notwithstanding, the Letters of Credit and Letters of Credit Outstandings shall not include the BAI Letters of Credit, except that the Existing BAI Letters of Credit shall be included within the Letters of Credit and Letters of Credit Outstandings for all purposes other than SUBPARAGRAPH 1(a)(2).

                  "BASE RATE" shall mean the sum of (a) the higher of (i) the rate of interest publicly announced from time to time by the Agent as its reference rate or (ii) the Federal Funds Rate plus 1/2% as in effect from time to time, and (b) the Applicable Margin. The Agent's reference rate is a rate set by the Agent based upon various factors including the Agent's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans; however, the Agent may price loans at, above or below such rate. Any change in such rate shall take effect on the day specified in the public announcement of such change.

                  "BUSINESS DAY" shall mean any day not a Saturday, Sunday or legal holiday in the States of Illinois, New Jersey, New York, California, Michigan, Georgia, on which banks are open for business in New York City, Chicago, Los Angeles, San Francisco, Detroit and Atlanta, PROVIDED, HOWEVER, that when used in connection with a Loan at the Eurodollar Rate, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "CHANGE IN CONTROl" shall mean the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the

         Securities Exchange Act of 1934) of 20% or more of the outstanding shares of Voting Stock of the Borrower.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  "COLLATERAL AGENT" shall mean Bank of America National Trust and Savings Association in its capacity as collateral agent under the Pledge Agreement and Security Agreement, and includes each other Person as shall have subsequently been appointed collateral agent pursuant to the terms thereof.

                  "COMMITMENT" shall mean each Bank's commitment set forth on EXHIBIT A-2, as such commitment may be permanently reduced or terminated pursuant to SUBPARAGRAPH 1(d) hereof.

                  "CONSOLIDATED LEVERAGE RATIO" shall mean as at the end of any fiscal quarter of the Borrower, the ratio of:

                           (a)      Funded Debt

                           to

                           (b)      the sum of:

                                    (i)     Funded Debt

                           PLUS

                                    (ii)    Net Worth.

                  "CREDIT EXTENSION" shall mean, as the context may require,

                           (a) the making of a Loan by a Bank; or

                           (b) the issuance of any Letter of Credit, or the
                  extension of any Stated Expiry Date of any existing Letter of Credit, by an Issuer.

                  "CURRENT MATURITIES" shall mean, as of any date of determination, that portion of Senior Funded Debt or Subordinated Funded Debt outstanding on such date which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from such date (whether by way of sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable, at the option of the debtor under any agreement or firm commitment in effect on such date, to a date one year or more from such date.

                  "DISBURSEMENT" shall mean any payment made under a Letter of Credit by the Issuer thereof to the Beneficiary (or its assignee or transferee) of such Letter of Credit.

                  "DISBURSEMENT DATE" shall mean the date designated for payment upon presentment of any Letter of Credit to the applicable Issuer.

                  "EBIT" shall mean, for any measurement period, the sum for such period of:

                           (a)      Net Income;

                           (b) Net Interest Expense to the extent deducted in determining such Net Income; and

                           (c) all taxes on or measured by income to the extent deducted in determining such Net Income;

         PROVIDED, HOWEVER, that for purposes of this definition, Net Income shall be computed without giving effect to extraordinary losses or extraordinary gains.

                  "EFFECTIVE DATE" shall mean the date on which each of the conditions set forth in SUBPARAGRAPH 4(a) has been satisfied.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "EURODOLLAR RATE" shall mean an interest rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) equal to the sum of:

                           (a) the interest rate per annum at which deposits in
                  United States dollars in an amount approximately equal to the principal amount of the Loan for which the determination is being made and with a maturity equal to the applicable Interest Period are offered to the London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 am., London time, two (2) Business Days prior to the commencement of such Interest Period, plus

                           (b)  the Applicable Margin.

                  "EXISTING BAI LETTERS OF CREDIT" shall mean those letters of credit identified and listed on Schedule 1 of the Existing Credit Agreement.

                  "EXISTING BANKS" shall mean Bank of America Illinois; Chemical Bank; NBD Bank; First Fidelity Bank, N.A.; Sun Trust Bank, Atlanta; The Bank of Tokyo Trust Company; The Bank of New York; Bank of Scotland; United Jersey Bank; NatWest Bank N.A.; and Bank of America National Trust and Savings Association, or their successors or assigns.

                  "EXISTING CREDIT AGREEMENT" shall have the meaning set forth in the first recital.

                  "EXCESS PURCHASE COSTS" shall mean, as of any date of determination, (1) the sum of the purchase prices paid for or attributed to the net assets of all Acquired Companies, minus (2) the sum of the amounts at which such net assets are reflected in the balance sheet of the Borrower as of such date, prepared in accordance with generally accepted accounting principles or in the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date, prepared in accordance with generally accepted accounting principles on a consolidated basis, after eliminating all intercompany items, as the case may be.

                  "FEDERAL FUNDS RATE" shall mean, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)." If on any relevant day the appropriate rate for such previous day is not yet published in H.15(519), the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                  "FEE LETTER" shall mean the letter dated March 20, 1997 between the Borrower, BancAmerica Securities, Inc., the Agent and BAI.

                  "FINAL MATURITY DATE" shall mean November 14, 2000.

                  "FUNDED DEBT" shall mean, as of any date of determination, (i) all Indebtedness in respect of borrowed money and (ii) all Indebtedness with respect to Interest Rate Protection Agreements. Notwithstanding the foregoing, in no case will Funded Debt include any amounts representing either deferred income taxes or lease or installment purchase obligations unless such lease or installment purchase obligations are required to be capitalized under generally accepted accounting principles.

                  "GUARANTEE" shall mean any obligation, contingent or otherwise, of any Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner, whether directly or indirectly, and including, without limitation, any obligation of such other Person, direct or indirect, contingent or otherwise, (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (2) to purchase property, securities, or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (3) to maintain working capital, equity capital, or other financial statement condition of such other Person so as to enable such other Person to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (4) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect such owner against loss in respect thereof.

                  "INDEBTEDNESS" as applied to any Person shall mean, as of any date of determination, all indebtedness, obligations and liabilities which in accordance with generally accepted accounting principles would be included in the liability side of a balance sheet of such Person as at such date, including, without limitation (1) all amounts for guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations in respect of, or to purchase or otherwise acquire or become liable upon, indebtedness, obligations or liabilities of other Persons, (2) all lease or installment purchase obligations of such Person which are required to be capitalized under generally accepted accounting principles and (3) all net obligations with respect to Interest Rate Protection Agreements. A renewal or extension of any Indebtedness shall be deemed to be an incurrence of liability in respect of such Indebtedness as so renewed or extended.

                  "INITIAL LOANS" shall mean Loans evidenced by Notes signed and dated the Effective Date.

                  "INTEREST COVERAGE RATIO" shall mean, for any Measurement Period, the ratio of:

                           (a)      EBIT

                           TO

                           (b)      Net Interest Expense.

                  "INTEREST PAYMENT DATE" shall mean (1) as to any Loan at the Eurodollar Rate, the last day of an Interest Period, provided that, in the case of any Loan at the Eurodollar Rate with an Interest Period in excess of three months, each day within such Interest Period which would be the last day of an Interest Period commencing on the same date but having a duration of three months or any integral multiple of three months shall also be an Interest Payment Date, and (2) as to any Loan at the Base Rate, the first day of January, April, July and October, or, if such day is not a Business Day, the next succeeding Business Day.

                  "INTEREST PERIOD" shall mean, as to any Loan at the Eurodollar Rate, the period commencing on the date of such Loan and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is 1, 2, 3, 6 or 12 months thereafter, as the Borrower may elect, and thereafter, each period commencing on the last day of the next preceding Interest Period for such Loan at the Eurodollar Rate and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is 1, 2, 3, 6 or 12 months thereafter, as the Borrower may elect, and PROVIDED that (a) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) no Interest Period with respect to a Loan shall end later than the Final Maturity Date.

                  "INTEREST RATE PROTECTION AGREEMENTS" shall mean any interest rate swaps, caps, collars or similar arrangements entered into to hedge interest rate risk (and not for speculative purposes).

                  "INVESTMENTS" shall mean to purchase or acquire the obligations or stock of, or any other interest in, any Person.

                  "IRB FINANCING" shall mean any industrial development or pollution control financing made pursuant to Section 103 of the Internal Revenue Code of 1986, as amended, or any successor statute.

                  "ISSUER" shall mean Bank of America Illinois in its capacity as issuer of the Letters of Credit. At the request of the Borrower, another Bank acceptable to the Agent (which acceptance shall not be unreasonably withheld) shall issue one or more Letters of Credit hereunder.

                  "KEENE CORPORATION LITIGATION" shall mean litigation regarding the purchase of certain assets from Keene Corporation at allegedly less than fair market value by a predecessor of the Borrower.

                  "LETTER OF CREDIT" shall mean one or more documentary or standby letters of credit issued by Issuer pursuant to the terms hereof (each a "LETTER OF CREDIT" and collectively the "LETTERS OF CREDIT").

                  "LETTER OF CREDIT AGREEMENT" shall mean the Amended and Restated Letter of Credit Agreement, dated as of November 15, 1995, as further amended, supplemented, restated or otherwise modified from time to time.

                  "LETTER OF CREDIT OUTSTANDINGS" shall mean, on any date, an amount equal to the sum (without duplication) of

                           (a) the then aggregate amount which is undrawn and
                  available under all Letters of Credit issued and outstanding

                           PLUS

                           (b) the then aggregate amount of all unpaid and
                  outstanding Reimbursement Obligations.

                   "LEVEL I" shall have the meaning specified in SUBDIVISION 2(b)(4).

                   "LEVEL II" shall have the meaning specified in SUBDIVISION 2(b)(4).

                   "LEVEL III" shall have the meaning specified in SUBDIVISION 2(b)(4).

                   "LEVEL IV" shall have the meaning specified in SUBDIVISION 2(b)(4).

                   "LEVEL V" shall have the meaning specified in SUBDIVISION 2(b)(4).

                   "LEVEL VI" shall have the meaning specified in SUBDIVISION 2(e)(4).

                   "LEVERAGE RATIO CERTIFICATE" shall mean a certificate duly executed by the president, or authorized responsible officer, vice president or their designee, of the Borrower, substantially in the form of EXHIBIT C (with such changes thereto as may be agreed upon from time to time by the Agent and the Borrower), and including therein, among other things, calculations supporting the information contained therein.

                  "LOAN" shall mean individually a loan, and collectively, the loans made to the Borrower under SUBDIVISION 1(a)(1) of this Agreement.

                  "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the Letters of Credit, the Security Agreement, the Pledge Agreement, and all Interest Rate Protection Agreements between the Borrower and any Bank or affiliates of any Bank.

                  "MEASUREMENT PERIOD" shall mean any period of four consecutive fiscal quarters of the Borrower and ending on the last day of a fiscal quarter of the Borrower taken as one accounting period.

                  "MEMORANDUM" shall mean the memorandum, dated March 20, 1997, from BancAmerica Securities, Inc. to each of the Banks.

                  "MULTIEMPLOYER PLAN" shall mean any multiemployer plan as defined in Section 3(37) of ERISA.

                  "NET INCOME" for any Measurement Period shall mean the aggregate, without duplication, of (1) the net income of the Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles, after eliminating all intercompany transactions, and after eliminating portions of earnings properly attributable to minority interests, if any, in capital stock of Restricted Subsidiaries, and (2) the net income for the period in question of any Acquired Company acquired after the beginning of such period, PROVIDED that the net income specified in SUBDIVISION (2) of this definition shall be determined on the same basis specified in SUBDIVISION (1).

                  "NET INTEREST EXPENSE" shall mean, for any Measurement Period:

                           (a) the aggregate amount of interest expense of the
                  Borrower and its Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP

                  LESS

                           (b) the aggregate interest income of the Borrower and its Subsidiaries, as determined in accordance with GAAP.

                  "NET WORTH" shall mean, at any time, all amounts which, in accordance with GAAP, would be included under shareholders' equity on a consolidated balance sheet of Borrower and its Subsidiaries (excluding foreign currency translation adjustments).

                  "NOTES" shall mean the promissory notes of the Borrower evidencing the obligation of the Borrower to repay the Loans.

                  "OBLIGATIONS" shall mean all obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement, the Notes and each other Loan Document.

                  "PAYMENTS ON STOCK" shall mean the declaration or payment of dividends on capital stock of the Borrower, purchases, redemptions, retirements or other acquisitions of capital stock of the Borrower, or distributions to shareholders of the Borrower, excluding, however, any of the foregoing which are payable solely in capital stock of the Borrower.

                  "PERCENTAGE" shall mean, relative to any Bank, the percentage set forth opposite such Bank's name on EXHIBIT A-2 hereto, as such percentage may be adjusted from time to time pursuant to SUBDIVISION 1(d)(4) or 11(h).

                  "PERMITTED BUYBACK" shall mean a repurchase or redemption of the Borrower's Common Stock which (a) is pursuant to a Stock Purchase Agreement, (b) occurs when no event of default under SUBPARAGRAPH 7(a) hereof (or event which, after the giving of notice or lapse of time or both, would constitute an event of default) has occurred and is continuing or would result therefrom and (c) would not, when aggregated with all Permitted Buybacks during the preceding twelve months, exceed $1,000,000.

                  "PERSON" shall mean any corporation, partnership, joint venture, government, association, natural person or other entity.

                  "PLAN" shall mean an employee benefit plan or other plan maintained for employees of the Borrower or any of its Subsidiaries which is covered by Title IV of ERISA.

                  "PLEDGE AGREEMENT" shall mean the Amended and Restated Pledge Agreement executed and delivered from time to time pursuant to SUBDIVISION 4(a)(4), dated as of November 15, 1995, as further amended, supplemented, amended and restated or otherwise modified from time to time.

                  "REIMBURSEMENT OBLIGATION" shall mean the obligation of the Borrower under SUBDIVISION 2(e)(3) to reimburse the Issuer with respect to each Disbursement (including interest thereon).

                  "REPORTABLE EVENT" shall have the meaning assigned to that term in section 4043(b) of ERISA, but shall include only those events as to which the Pension Benefit Guaranty Corporation has not waived by regulation the 30-day notice requirement.

                  "REQUIRED BANKS" shall mean the holders of at least 65% in principal amount of the sum of (a) the unutilized portion under all then existing Commitments, (b) the then aggregate outstanding principal amount of all Loans and Letter of Credit Outstandings and (c) the aggregate principal amount of the letters of credit authorized to be issued pursuant to the Letter of Credit Agreement.

                  "RESTRICTED INVESTMENT" shall mean Investments in any Person other than Investments covered by (1) through (10) of SUBPARAGRAPH 6(e), if the Borrower would be permitted to make such Investment pursuant to and within the limitations specified in SUBPARAGRAPH 6(f).

                  "RESTRICTED SUBSIDIARY" shall mean any Subsidiary of the Borrower at least 90% of the outstanding shares of Voting Stock of which are owned, directly or indirectly, by the Borrower or by one or more Restricted Subsidiaries of the Borrower or both, other than any such other Subsidiary of the Borrower which has been irrevocably designated as an Unrestricted Subsidiary by resolution of the Board of Directors of the Borrower (a certified copy of which shall promptly be delivered to the Agent), PROVIDED that no such designation shall be made unless (a) at the time of such designation such Subsidiary does not own any shares of Voting Stock or Indebtedness of any other Restricted Subsidiary of the Borrower which is not simultaneously being designated an Unrestricted Subsidiary of the Borrower or any shares of Voting Stock or Indebtedness of the Borrower, and (b) immediately after giving effect to such designation, no condition or event shall exist which constitutes an event of default under PARAGRAPH 7 or which after the giving of notice or the lapse of time or both would constitute such an event of default.

                  "SALE AND LEASEBACK" shall mean any arrangement whereby the Borrower or any Restricted Subsidiary shall sell or transfer directly or indirectly, all or any substantial part of its fixed assets in anticipation of the leaseback of such assets within one year.

                  "SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL" shall mean the grid set forth on page 3 of EXHIBIT B.

                  "SECURITY AGREEMENt" shall mean the Amended and Restated Security Agreement executed and delivered pursuant to SUBDIVISION 4(a)(5), dated as of November 15, 1995, as further amended, supplemented, amended and restated or otherwise modified from time to time.

                  "SENIOR FUNDED DEBT" shall mean Funded Debt other than Subordinated Funded Debt.

                  "SHORT-TERM BORROWINGS" shall mean all Indebtedness in respect of borrowed money maturing on demand or within one year from the date of the creation thereof and not directly or indirectly renewable or extendable, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof.

                  "SIGNIFICANT RESTRICTED SUBSIDIARY" shall mean any Restricted Subsidiary meeting any one of the following conditions: (1) the assets of such Restricted Subsidiary, or the investments in and advances to such Subsidiary by the Borrower and its other Restricted Subsidiaries, exceed 15% of the aggregate assets (excluding the assets of such Restricted Subsidiary) appearing on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries, or (2) the net sales and service revenues of such Restricted Subsidiary for the fiscal year of the Borrower most recently ended exceed 15% of the net sales and service revenues (excluding those of such Restricted Subsidiary) shown on the statement of consolidated net income for such fiscal year, or
         (3) such Subsidiary has one or more Subsidiaries and together therewith would, if considered in the aggregate, constitute a Significant Restricted Subsidiary within the terms of SUBDIVISIONS (1) or (2) of this definition.

                  "STATED AMOUNT" shall mean for any Letter of Credit on any day, the face amount of such Letter of Credit on such day.

                  "STATED EXPIRY DATE" shall mean a date no later than the earlier of (a) the one year anniversary of the date of the issuance or extension of such Letter of Credit and (b) the Final Maturity Date.

                  "STOCK PURCHASE AGREEMENT" shall mean each of the Stock Purchase Agreements, dated as of June 17, 1988, between the Borrower and certain of its employees.

                  "STOCKHOLDERS' EQUITY" shall mean, as of any date of determination, the aggregate of the preferred and common stock (but excluding treasury stock and capital stock subscribed and unissued) and retained earnings and paid-in capital (including the balance of the current profit and loss account not transferred to retained earnings) of the Borrower and its Restricted

         Subsidiaries as the same properly appears on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date prepared in accordance with generally accepted accounting principles on a consolidated basis, after eliminating all intercompany transactions less Excess Purchase Costs associated with acquisitions made after the date hereof.

                  "SUBORDINATED FUNDED DEBT" shall mean any unsecured Funded Debt which (a) is created under or evidenced by an instrument containing provisions for subordination of Funded Debt to the Notes substantially the same as those set forth in EXHIBIT E and (b) is otherwise in form and substance satisfactory to the Required Banks.

                  "SUBSIDIARY" as applied to any Person (hereinafter called the parent) shall mean any other Person the majority of the Voting Stock or other ownership interests of which at the time is owned, directly or indirectly, by the parent or by one or more of its Subsidiaries or both.

                  "UNRESTRICTED SUBSIDIARY" shall mean any Subsidiary of the Borrower which is not at the time a Restricted Subsidiary of the Borrower.

                  "VOTING STOCK" shall mean, as to the shares of stock of a particular corporation, all shares of stock or corresponding securities of such corporation, at the time outstanding and having voting power for the election of directors or persons performing similar functions either at all times or so long as no senior class of securities has such voting power because of default in dividends or because of the existence of some other default, but shall not include any shares of stock or corresponding securities having voting power only upon the occurrence of some contingency.

                                             10.     AMENDMENTS AND WAIVERS.

         a. No provision or term of this Agreement, any Note, any other Loan Document or the Letter of Credit Agreement may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement, the Notes, the other Loan Documents and the Letter of Credit Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the Required Banks; PROVIDED that no such amendment or waiver shall, without the written consent of all of the Banks, (1) change the amount or time of any required payment or prepayment of any Note or any part thereof, or of interest thereon, (2) reduce any fees described in SUBPARAGRAPH 2(e), (3) increase the amount of the Commitments or change any Bank's participation in the Commitments, (4) change the definition of "Required Banks",
                    (5) substitute, release, modify or exchange all or substantially all of the collateral (it being understood that no consent of the Banks is required in respect of any release of collateral in connection with any sale of assets pursuant to SUBPARAGRAPH 6(c)), (6) waive any of the conditions specified in SUBPARAGRAPH 4(a) or 4(a) or (7) modify the requirement in SUBPARAGRAPH 11(h) that the Borrower obtain the consent of all the Banks to assign or transfer any of its rights or obligations under this Agreement; PROVIDED, FURTHER, that no such amendment or waiver shall, without the written consent of the holders of at least 69.5% in principal amount of the sum of CLAUSES
                    (a), (b) and (c) of the definition of Required Banks substitute, release, modify or exchange less than substantially all of the collateral (it being understood that no consent of the Banks is required in respect of any release of collateral in connection with any sale of assets pursuant to SUBPARAGRAPH 6(c)).

         b. No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Bank or the Agent of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law, and nothing in this Agreement shall be deemed any waiver, restriction or prohibition of any Bank's right of banker's lien or set-off; but on the contrary, the Borrower specifically agrees that each Bank shall have such right and that the same shall be exercisable whether or not the Notes, Letter of Credit Outstandings and other Obligations hereunder be then technically due, past due or delinquent.

                                             11.     MISCELLANEOUS.

                  a. COSTS AND EXPENSES. The Borrower shall, whether or not the transactions contemplated hereby shall be consummated:

                  i. pay or reimburse on demand for all reasonable costs and expenses incurred by the Agent, in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs incurred by the Agent with respect thereto;

                  ii. pay or reimburse each Bank and the Agent on demand for all reasonable costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans, and including in any insolvency proceeding) under this Agreement, any other Loan Documents, and any such other documents, including Attorney Costs or the cost of any consultants incurred by the Agent and any Bank; and

                  iii. pay or reimburse the Agent on demand for all appraisals (including the allocated cost of internal appraisal services), audits, environmental inspections and reviews (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by the Agent in connection with the matters referred to under PARAGRAPHS (a) and (b) of this SUBPARAGRAPH 11(a).

                  b. INDEMNITY. Whether or not the transactions contemplated hereby shall be consummated, the Borrower shall pay, indemnify, and hold harmless each Bank, the Issuer, the Agent and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this

                           Agreement and any other Loan Document, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any insolvency proceeding) related to this Agreement or the Loan Documents or the Loans or the Letters of Credit, or the use of the proceeds thereof, whether or not any indemnified person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, HOWEVER, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person as the same is determined by a final judgment of a court of competent jurisdiction. The obligations in this SUBPARAGRAPH (b) shall survive payment of all other Obligations.

                  c. NOTICES. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered, or mailed by first-class mail, postage prepaid, addressed, (1) if to any Bank, at the address set forth on EXHIBIT G, to the attention of the officer designated on such EXHIBIT G, or at such other address, or to the attention of such other officer, as shall have been furnished to the Borrower in writing, (2) if to the Borrower, at 2345 Vauxhall Road, P.O. Box 3148, Union, New Jersey 07083-1948, to the attention of Treasurer, or at such other address, or to the attention of such other officer, as the Borrower shall have furnished to each Bank in writing.

                  d. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Borrower made in SECTION 3 hereof shall survive the termination of this Agreement and the payment of the Credit Extensions and all other Obligations payable hereunder.

                  e. CONSTRUCTION. This Agreement, the Notes and the other Loan Documents shall be deemed to be a contract made under the laws of the State of New York and shall be governed by and be construed in accordance with the laws of such State.

                  f. JURISDICTION. The Borrower irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement, the Notes and the other Loan Documents or for recognition or enforcement of any judgment rendered in any such action or proceeding may be brought in any Federal or

                           State Court sitting in the State and County of New York, and by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts IN PERSONAM, generally and unconditionally with respect to any such action or proceedings for itself and in respect of its property, assets, and revenues. The Borrower hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have that such action or proceeding brought in such court has been brought in an inconvenient forum. The Borrower further irrevocably consents to service of process out of said courts by mailing a copy thereof, by registered or certified mail, postage prepaid, and irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of such service, in any legal action or proceeding brought in accordance herewith. The Borrower irrevocably waives, in any legal action or proceeding in any jurisdiction (whether for any injunction, specific performance, damages, or otherwise), any right or claim of immunity of any kind with respect to itself or its assets, including without limitation from attachment or execution of judgment, and the Borrower irrevocably agrees that it and its assets are and shall be subject to legal action or proceeding, attachment, or execution in respect to its obligations under this Agreement, the Notes and the other Loan Documents.

                  g. HEADINGS. Headings in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                  h. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of, the Borrower, the Banks and the Agent, and their respective successors and permitted assigns, and no other Person shall acquire or have any right under or by virtue of this Agreement. The Borrower may not assign or transfer any of its rights or obligations hereunder without the consent of all the Banks and, subject to the other terms of this SUBPARAGRAPH 11(h), no bank may assign or transfer its rights here under without the consent of the Borrower, PROVIDED that any Bank, without the consent of the Borrower, the Agent or any other Bank, may grant participations to one or more banks or other entities in, or to all of, any Loan or Loans, any Note or any Letter of Credit, and to the extent of any such participation (unless otherwise stated therein) the participant shall not have any rights, benefits or obligations hereunder, any Note or any Letter of Credit other than, to the extent stated therein, the right to consent to any (a) changes in the scheduled payments on the Notes or Letters of Credit, (b) reductions in interest rates or fees, (c) changes in the collateral provided for hereunder or (d) changes in the definition of "REQUIRED BANKS"; PROVIDED, HOWEVER that notwithstanding any such grant of participation, the Agent and the Borrower shall, unless both the Agent and the Borrower agree otherwise, be entitled to deem and treat the original Banks parties hereto for all purposes of this Agreement, the Notes and the other Loan Documents as the owners of the Loans and participants in the Letter of Credit and all amounts payable hereunder shall be calculated as if such participation or participations had not been granted. Notwithstanding any of the other terms of this SUBPARAGRAPH 11(h), (i) any Bank may assign all (but not less than all) of its rights and obligations hereunder without the consent of the Borrower to a commercial banking institution organized under the laws of the United States (or State thereof) or a United States branch or agency of a commercial banking institution and having a combined capital and surplus of at least $500,000,000 and (ii) any Bank may pledge all or any part of its rights hereunder to a Federal Reserve Bank without the consent of the Borrower.

                  i. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

                  j.         WAIVER OF JURY TRIAL.  THE AGENT, BANKS AND THE
                           BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND
                           INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT,
                           OR ANY COURSE OF CONDUCT, COURSE OF DEALING,
                           STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS
                           OF THE AGENT, THE BANKS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS

                           PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE BANKS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

                  k. CROSS-REFERENCES. Each reference in any Loan Document or financing statement to the Existing Credit Agreement is also deemed to be a reference to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


                                           THE GENLYTE GROUP INCORPORATED



                                           By: /s/ Neil Bardach
                                              -----------------
                                                   Neil Bardach
                                           Title:  Vice President - CFO



                                           BANK OF AMERICA NATIONAL TRUST AND
                                           SAVINGS ASSOCIATION, AS AGENT



                                           By: /s/ Steve A. Aronowitz
                                              -----------------------
                                                   Steve A. Aronowitz
                                           Title:  Managing Director



                                           BANK OF AMERICA ILLINOIS, AS A BANK
                                           AND ISSUER



                                           By: /s/ Steve A. Aronowitz
                                              -----------------------
                                                   Steve A. Aronowitz
                                           Title:  Managing Director

                                           THE BANK OF NEW YORK, AS A BANK AND
                                           CO-AGENT



                                           By: /s/ Walter C. Parelli
                                              ----------------------
                                                   Walter C. Parelli
                                           Title:  Assistant Vice President

                                           BANK OF TOKYO-MITSUBISHI TRUST
                                           COMPANY



                                           By: /s/ Michael C. Irwin
                                              ---------------------
                                                   Michael C. Irwin
                                           Title:  Vice President



                                           THE CHASE MANHATTAN BANK



                                           By: /s/ Peter C. Eckstein
                                              ----------------------
                                                   Peter C. Eckstein
                                           Title:  Vice President



                                           FIRST UNION NATIONAL BANK



                                           By: /s/ John J. Wedemeyer
                                              ----------------------
                                               /s/ John J. Wedemeyer
                                           Title:  Vice President



                                           THE FIRST NATIONAL BANK OF CHICAGO



                                           By: /s/
                                           Title:

                                           FLEET BANK



                                           By: /s/ Daniel D. Prevoznak
                                              ------------------------
                                                   Daniel D. Prevoznak
                                           Title:  Vice President

                                           SUN TRUST BANK, ATLANTA, AS A BANK
                                           AND CO-AGENT


                                           By: /s/
                                           Title:

                                           By: /s/
                                           Title:



                                           SUMMIT BANK



                                           By: /s/ Bruce A. Gray
                                              ------------------
                                                   Bruce A. Gray
                                           Title:  Vice President

                                                                 EXHIBIT A-2
                                  LIST OF BANKS

                                     Commitment           Percentage
                                       Amount                Share
                                 -------------------  -------------------
Bank of America Illinois         $    15,000,000            15.000%
Sun Trust Bank, Atlanta          $    12,500,000            12.500%
The Bank of New York             $    12,500,000            12.500%
The Chase Manhattan Bank         $    10,000,000            10.000%
First Chicago NBD                $    10,000,000            10.000%
First Union National Bank        $    10,000,000            10.000%
Summit Bank                      $    10,000,000            10.000%
Bank of Tokyo-Mitsubishi Trust   $    10,000,000            10.000%
Company
Fleet Bank                       $    10,000,000            10.000%
                                 ---------------            ------
                                 $   100,000,000            100.00%
                                 ===============

                                                                 EXHIBIT B

                                  FORM OF NOTE
                                                              , New Jersey

[U.S.$                ]

          THE GENLYTE GROUP INCORPORATED, a Delaware corporation (the "BORROWER"), for value received, hereby promises to pay to the order of [
  ] (the "BANK") at the office of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (the "AGENT"), the lesser of the principal sum of [$
 ] or the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to the Amended and Restated Credit Agreement, dated as of November 15, 1995 (the "AGREEMENT"), among the Borrower, the Banks named therein and the Agent thereunder, such amount to be evidenced by endorsement thereof by the holder on the Schedule of Loans and Payments of Principal on the reverse side of this Note (subject to the proviso set forth below) and to be paid in immediately available funds on November 14, 2000 and as otherwise provided in the Agreement; and the Borrower hereby promises to pay interest on the unpaid principal amount of all Loans from time to time outstanding from the date hereof until stated maturity or earlier payment, in like funds, at such office, at a rate or rates per annum and at such times as are provided by the Agreement.

          Each Loan and each prepayment or payment made on account of the principal hereof shall be endorsed by the holder on the Schedule of Loans and Payments of Principal on the reverse side of this Note, PROVIDED, HOWEVER, that the failure of the Bank or the Agent to set forth such principal payments, prepayments and other payments on such schedule shall not in any manner affect the obligation of the Borrower to repay the Loans made by the Bank in accordance with the terms of this Note. This Note may be prepaid in whole or in part at the option of the Borrower and is subject to mandatory prepayment in accordance with the provisions of the Agreement.

          This Note is one of the Notes referred to in, and the holder hereof and the Borrower are entitled to the benefits of, the Agreement. Upon occurrence of an event of default specified in the Agreement, the principal hereof and accrued interest hereon may be declared to be or may become forthwith due and payable as provided in the Agreement.

          This Note shall be deemed to be a contract made under the laws of the State of New York and shall be governed by and construed in accordance with the laws of such State.

                                             THE GENLYTE GROUP INCORPORATED



                                             By:
                                             Title:

                                   SCHEDULE OF
                         LOANS AND PAYMENTS OF PRINCIPAL


                               Amount of
                               Principal         Unpaid
                Amount of       Paid of         Principal      Certified
    Date          Loan          Prepaid          Balance          by